UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022

Proxy Statement & Notice of Meeting

PARAMOUNT GROUP

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 12, 2022	Place:	The Whitby Hotel, 18 West 56th Street, New York, New York

Time:	10:00 a.m., Eastern Time	Record Date:	You may vote if you were a stockholder of record as of the close of business on March 16, 2022.

To Our Fellow Stockholders,

On behalf of the entire Board of Directors (the “Board”) of Paramount Group, Inc. (NYSE: PGRE), we are pleased to present you with our 2022 Proxy Statement, and we invite you to attend our annual meeting of stockholders.

Since becoming a public company, we have always held our annual meetings in person, and plan to do so this year as well. Recognizing that could still change at any time based on evolving public health announcements, please monitor our website at www.pgre.com for updated information. If the format of the meeting needs to change, we have provided contingency plans below under “Other Matters.”

Items of Business:

1.	To elect the nine director nominees named in the proxy statement, each to serve on our Board for a one-year term and until their respective successors are duly elected and qualified.
2.	To hold an advisory vote on named executive officer compensation.
3.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.
4.	To approve our Fifth Amended and Restated Bylaws to allow our bylaws to be amended by our stockholders.
5.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
6.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

Proxy Voting

If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 12, 2022.

The proxy statement and our 2021 Annual Report to stockholders are available at http://www.proxyvote.com.

Senior Vice President, General Counsel and Secretary
By Order of our Board of Directors, Gage Johnson Senior Vice President, General Counsel and Secretary New York, New York ●, 2022

TABLE OF CONTENTS

1	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
1	Who is entitled to vote at the annual meeting?
1	What is the purpose of the annual meeting?
1	What constitutes a quorum?
2	What vote is required to approve each proposal?
2	Can I change my vote after I submit my proxy card?
3	How do I vote?
3	How is my vote counted?
4	How does the Board recommend that I vote on each of the proposals?
5	What other information should I review before voting?
5	Who is soliciting my proxy?
5	Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?
5	How can I change how I receive proxy materials in the future?
6	CORPORATE GOVERNANCE MATTERS
6	Corporate Governance Highlights
6	Stockholder Engagement
13	Corporate Governance Guidelines
13	Environmental, Social and Governance (“ESG”) Commitment
14	Board Overview
22	Code of Business Conduct and Ethics
22	Communications with the Board
22	Audit Committee Complaint Procedures
23	Director Attendance at Annual Meetings
23	Identification of Director Candidates
25	Proxy Access
26	Executive Sessions of Non-Management Directors
26	Annual Elections; Majority Voting
26	Anti-Hedging and Anti-Pledging Policy
27	Minimum Share Ownership Guidelines for Executive Officers and Directors
27	Risk Oversight
30	PROPOSAL 1: ELECTION OF DIRECTORS
31	Information Regarding the Director Nominees
40	EXECUTIVE OFFICERS
43	COMPENSATION DISCUSSION AND ANALYSIS
43	2021 Say-on-Pay Vote
45	Process for Determining Executive Compensation
46	Executive Compensation Philosophy
47	Compensation Best Practices
48	Peer Group Benchmarking
50	CEO Pay-for-Performance Alignment
52	Elements of Our Compensation Program
70	Roles of the Compensation Committee, Compensation Consultant and Management
71	Other Compensation Policies and Practices
76	Compensation Committee Report

77	COMPENSATION OF EXECUTIVE OFFICERS
77	Summary Compensation Table
79	2021 Grants of Plan-Based Awards
81	Outstanding Equity Awards at Fiscal Year-End 2021
83	2021 Option Exercises and Stock Vested
83	Nonqualified Deferred Compensation
84	Employment Agreements
85	Executive Severance Plan
86	Potential Payments Upon Termination or Change in Control
89	Pay Ratio Disclosure Rule
89	Compensation Committee Interlocks and Insider Participation
90	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
94	PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
95	PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
96	PROPOSAL 4: APPROVAL OF OUR FIFTH AMENDED AND RESTATED BYLAWS TO ALLOW THE BYLAWS TO BE AMENDED BY OUR STOCKHOLDERS
97	PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
97	Fee Disclosure
98	Pre-Approval Policies and Procedures of our Audit Committee
99	AUDIT COMMITTEE REPORT
100	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
100	Management Agreements
100	1633 Broadway Lease
100	Mannheim Trust
100	Hamburg Trust Consulting HTC GmbH
101	Waiver of Ownership Limit
101	Review and Approval of Future Transactions with Related Persons
102	OTHER MATTERS
102	Solicitation of Proxies
102	Proxy Access
103	Attendance at the Meeting
103	Householding of Proxy Materials
103	Other Matters
105	APPENDIX A

2022 Proxy Statement | i

PARAMOUNT GROUP, INC.

1633 Broadway, Suite 1801, New York, New York 10019

PROXY STATEMENT

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation, for use at our 2022 annual meeting of stockholders to be held on Thursday, May 12, 2022, at 10:00 a.m., local time, at the Whitby Hotel, 18 West 56th Street, New York, New York or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to stockholders on or about  ●, 2022.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 16, 2022, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

Proposal 1	FOR each Director nominee
The election of the nine director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

Proposal 2	FOR
The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

Proposal 3	FOR 1 YEAR
The recommendation, on a non-binding advisory basis, of whether an advisory vote on executive compensation should be held every one, two or three years;

Proposal 4	FOR
The approval of our Fifth Amended and Restated Bylaws to allow our bylaws to be amended by our stockholders; and

Proposal 5	FOR
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of ●, 2022, there were ● shares of common stock outstanding and entitled to vote at the annual meeting.

2022 Proxy Statement | 1

QUESTIONS AND ANSWERS ABOUT THE MEETING

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

In respect of Proposal 1, a nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be affected. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters – Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

A majority of votes cast with respect to the proposal is required for approval of each of Proposal 2, Proposal 3, Proposal 4 and Proposal 5. In respect of Proposal 2, Proposal 3, Proposal 4 and Proposal 5, abstentions and broker non-votes will have no effect on the votes for these proposals. In respect of Proposal 3, in the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Furthermore, the votes for Proposals 2 and 3 are advisory and not binding on the Board or the Company in any way.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

●	filing a written notice revoking the proxy with our Secretary at our address;
●	properly submitting to us a proxy with a later date; or
●	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

How do I vote?

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the control number included in your Proxy Card.	Dial toll-free 1-800-690-6903. You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.	Stockholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, for a “one-year” frequency of submitting the compensation for our named executive officers to the stockholders for approval, “for” the approval of our Fifth Amended and Restated Bylaws, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

2022 Proxy Statement | 3

QUESTIONS AND ANSWERS ABOUT THE MEETING

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

●	FOR Proposal 1: the election of Albert Behler, Thomas Armbrust, Martin Bussmann, Karin Klein, Peter Linneman, Katharina Otto-Bernstein, Mark Patterson, Hitoshi Saito and Greg Wright as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;
●	FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;
●	FOR EVERY YEAR (“1 YEAR” on the proxy card) in respect of Proposal 3: the recommendation, on a non-binding advisory basis, of whether an advisory vote on executive compensation should be held every one, two or three years;
●	FOR Proposal 4: the approval of our Fifth Amended and Restated Bylaws to allow our bylaws to be amended by our stockholders; and
●	FOR Proposal 5: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

What other information should I review before voting?

Our 2021 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2021, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2021 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which contains additional information about the Company, on our website at www.pgre.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. The 2021 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, stockholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

2022 Proxy Statement | 5

CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights

Stockholder Rights Structural Protections

✓	Annual Election of All Directors	✓	8 of 9 Director Nominees are Independent
✓	Majority Voting for Directors in Uncontested Elections, with Mandatory Director Resignation Policy	✓	Lead Independent Director
✓	Annual Say-on-Pay Voting	✓	Executive Sessions without Management
✓	No Stockholder Rights Plan (Poison Pill)	✓	Board and Committee Risk Oversight
✓	Proxy Access (3/3/20 up to the greater of 2 Directors or 20% of the Board)	✓	Minimum Share Ownership Guidelines for Directors and Executive Officers
✓	Right to Select Federal Forum in any State to Bring Federal Securities Actions	✓	Code of Business Conduct and Ethics for Directors and Employees
✓	Proposed Stockholder Right to Amend Bylaws (Recommended—See Proposal No. 4)	✓	Annual Board and Committee Self Evaluations
✓	Policy on Company Political Spending	✓	Anti-Hedging and Anti-Pledging Policies
✓	Frequent and Robust Stockholder Engagement Efforts	✓	Clawback Policy

Stockholder Engagement

The Board and management believe that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics affecting our business. Historically, we have done that on a regular basis throughout the year as management engages in communications with our investors to ensure that management and the Board understand and consider the issues that are important to our stockholders. For example, in 2021, in addition to the public question and answer sessions occurring immediately after our four earnings calls, we presented at industry conferences and held non-deal road shows where we met with 88 investors over the course of the year. These investors and analysts heard presentations from our senior management about all aspects of our business including business results and initiatives, strategy, and capital structure (which presentation materials were also made available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at www.pgre.com. Each quarter, our chairman summarizes these meetings and any feedback received for our Board.

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CORPORATE GOVERNANCE MATTERS

At our annual meeting in May 2021, the members of our Nominating and Corporate Governance Committee received significantly lower support than the rest of our Board, and Mark Patterson, the chairman of that committee and also our lead independent director, received a “For” vote from only 44% of the votes cast at the meeting. Pursuant to our Corporate Governance Guidelines, any director who fails to receive majority support in an uncontested election is required to tender his resignation to the Board. Accordingly, Mr. Patterson offered to tender his resignation immediately after the 2021 annual meeting, which took place on May 13, 2021. As reported in the Form 8-K that we filed on May 17, 2021, the Board rejected Mr. Patterson’s offer and reappointed him to serve as a director for the term expiring at the upcoming annual meeting in 2022 and until his respective successor has been duly elected and qualified or until his earlier resignation or removal. Our Board firmly believes that Mr. Patterson has been, and will continue to be, and integral member of our Board given his extensive experience working with public companies in the real estate industry as well as experience on the boards of directors of public companies. The Board also indicated that Mr. Patterson would continue to serve on the Nominating and Corporate Governance Committee. However, the Board directed the Company to specifically engage its stockholders on any issues that may have led stockholders to vote against Mr. Patterson.

To this end, starting in fall 2021 and continuing into early 2022, Greg Wright, an independent director and a member of the Nominating and Corporate Governance Committee, on behalf of the Board, worked with our senior management team and investor relations professionals and extended an offer to meet one-on-one with the governance teams of each of our top institutional stockholders based on information publicly available at that time. In these conversations, we discussed our ESG performance in general, and emphasized the governance issues highlighted below, many of which the Board had deliberated on previously given the negative recommendations from leading proxy advisory firms on members of the Nominating and Corporate Governance Committee in recent years. By February 2022, we had met (or offered to meet) with major investors representing more than 40% of our outstanding common stock (excluding stockholders represented on, or affiliated with stockholders represented on, our Board) to discuss, amongst others, the following issues:

●	Mark Patterson’s Suitability and Performance as a Director;
●	Board-Level Diversity;
●	Bylaw Amendment Process;
●	Forum Selection;
●	Proxy Access; and
●	Other Issues

We listened to our stockholders, “ ”, and then shared the feedback received during our outreach process with the Board to make meaningful changes to certain of our corporate governance practices and related disclosures as a direct result of these engagements. We have summarized in the table below the major themes that we believe developed during these discussions, and our response. In addition, we have included a reference to these outreach communications—by reference to the engagement symbol: “ ” — in various sections of this proxy statement that summarize our positions and/or actions taken with respect to each of these matters.

In some cases, after deliberating, the Board was able to respond to a stockholder concern on its own initiative—for example, adopting proxy access. Other matters, such as adoption of our proposed enhanced bylaw amendment provisions, will require stockholder approval. See Proposal 4.

2022 Proxy Statement | 7

CORPORATE GOVERNANCE MATTERS

Below is a summary of some of the feedback we received from stockholders and what we did to respond:

WHAT WE HEARD	WHAT WE DID
Mark Patterson’s Suitability and Performance as a Director
●
Stockholders generally had no issues with Mr. Patterson and none of the stockholders we surveyed indicated they had voted against Mr. Patterson because of issues with respect to his qualifications or credentials as a Board member.
●
Mr. Patterson lack of support was generally driven by his position as Lead Independent Director and Chair of the Nominating and Corporate Governance Committee, which is otherwise responsible for changes to the governance issues identified below.
●
Several stockholders indicated that support for Mr. Patterson was withheld as a result of insufficient progress and /or disclosure surrounding the Board’s stance on having racial and ethnic diversity on public company boards.
●
Another stockholder indicated that they had some concern with Mr. Patterson being “overboarded” from their perspective, based on their internal policy that required counting chair positions as a separate directorship. They encouraged us to provide more information in writing on Mr. Patterson’s availability to prepare for and attend meetings and his competing time commitments in order to rebut their presumption.
●
Several stockholders suggested that we list, in one place, important stockholder rights.

●
We explained to the stockholders why the Board continues to view Mr. Patterson as a valuable contributor with a tremendous skillset. See Mr. Patterson’s biographical information and list of credentials in the skills matrix provided under “Corporate Governance Matters—Identification of Director Candidates.”
●
We had an opportunity to explain our views on diversity, by gender, race and experience, and ongoing plans to consider addition of a racially or ethnically diverse director. Subsequent to our meeting, these efforts have resulted in nomination of our first racially and ethnically diverse director (see proposed director slate below).
●
We highlighted Mr. Patterson’s significant commitment to our Board, including attending 100% of Board and committee meetings during 2021 and 2020, demonstrating his commitment and time to fulfil his duties on our Board and the committee on which he serves.
●
Our Nominating and Corporate Governance Committee closely examined our longstanding positions and made appropriate recommendations to the Board concerning conformance to stances taken by the major proxy advisory firms’ relating to governance issues such as stockholders’ ability to amend bylaws, proxy access, racial and ethnic diversity, and forum selection.
●
Our Board acted on these recommendations to make several important stockholder-friendly changes described in this proxy statement. See discussions marked with this symbol “ ” throughout and the newly enhanced list of stockholder rights provided in the table above.
●
In summary, our Board has re-nominated Mr. Patterson to be elected at the annual meeting because they continue to view him as a valuable member of the Board with adequate availability to serve notwithstanding other commitments.

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Board-Level Diversity
●
Stockholders were generally supportive of our efforts to include women on our Board historically, and of the high level of diversity hiring and workforce demographic disclosure provided in our 2021 Sustainability Report.
●
Stockholders were also supportive of our Nominating and Corporate Governance Committee procedures that require we include racially or ethnically diverse candidates in any searches for new directors whenever diversity is lacking.
●
Notwithstanding, several major stockholders indicated that adding a racially or ethnically diverse director was important to them and asked us to describe our views on diversity and efforts to do so.
●
Several other stockholders suggested that we provide more transparency about not only our directors’ work experience, but also their skills and demographic characteristics so as to give stockholders additional insights into the overall diversity of skills on the Board.

●
Our Nominating and Corporate Governance Committee has a robust process in identifying appropriate director candidates to our Board. See “Corporate Governance Matters—Identification of Director Candidates” for a description of how we value diversity of background and experience on our Board and a description of all factors that we consider in nominating directors.
●
In light of the current lack of racially or ethnically diverse candidates on our Board and the feedback received from stockholders, our Board retained an independent search firm to identify a pool of qualified and racially or ethnically diverse candidates for possible service starting in 2022 and beyond.
●
That effort has resulted in the Board nominating Hitoshi Saito, a racially and ethnically diverse nominee, to stand for election at the 2022 annual meeting of stockholders.
●
The Board, during its deliberations, has also expressed a willingness and desire to have additional racially or ethnically diverse director(s) added to the Board in the future.
●
In this proxy statement, we have supplemented our standard director biographies with a detailed skills and experience matrix with information about each nominee, including gender, racial/ethnicity, age and tenure information. See “Corporate Governance Matters—Board Skills and Experience”, and —"Board Composition and Attributes.”

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Bylaw Amendments
● Several stockholders generally viewed their ability to propose and amend a company’s bylaws favorably, as opposed to vesting this power solely with the Board.
●
We explained our position on the issue to stockholders, including why the Board believed that amending a company’s bylaws was considered to be a matter under the Board’s purview.
●
We highlighted that unlike many other companies bylaws where their boards could unilaterally change the bylaws in this manner, our bylaws actually give stockholders the right to vote on any change effecting the amendment article, so any amendment to our bylaws could only be resolved by putting it to a stockholder vote via a management proposal during proxy season.
●
Notwithstanding, after careful consideration of this issue, and in light of the constructive direct input received from our stockholders, the Nominating and Corporate Governance Committee recommended that our Board propose an amendment to our bylaws to permit our stockholders to amend the bylaws.
●
The Board accepted this recommendation. See Proposal No. 4 below to amend and restate our bylaws to accomplish this change. The Board recommends that you vote “For” this proposal.

Forum Selection
●
All of the stockholders we spoke to were generally supportive of our existing bylaw provision on forum selection and appreciated our willingness and ability to explain it.
●
None the stockholders we spoke to indicated that they had voted against any of our directors on account of our position on forum selection.

●
We retained the enhanced forum selection provision adopted by our Board in 2021 because we believe it is in the best interest of our Company and our stockholders. See “Corporate Governance Highlights—Forum Selection” below.

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CORPORATE GOVERNANCE MATTERS

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Proxy Access
● Several of our major stockholders told us that proxy access was important to them, and encouraged us to adopt a provision, indicating that commonly accepted requirements would be acceptable.

On the recommendation of our Nominating and Corporate Governance Committee, in February 2022, we amended our bylaws to provide stockholders meeting certain commonly accepted requirements listed below to be able to include director nominees in our proxy materials for annual meetings of our stockholders:

●
A proponent stockholder (or a group of up to 20 stockholders) must have owned at least 3% of our outstanding stock for three years.
●
Must meet various other procedural requirements.
●
Can nominate up to the greater of two directors or 20% of the number of directors then in office.

See “Corporate Governance Highlights-Proxy Access” for a complete description.

Other Issues
● Our discussions with our stockholders included several topics in the environmental and social areas that were important to them.	● For those topics not covered elsewhere in this proxy statement, we will enhance our disclosures in our upcoming 2022 ESG Report, which will be issued later this year.

Our goal is to continue these types of discussions with our stockholders on a wide range of matters, as they provide valuable feedback and enable us to address stockholder concerns and interests in designing and implementing our programs and practices.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Under the Corporate Governance Guidelines, the Company will not adopt a stockholder rights plan unless the Company’s stockholders approve in advance the adoption of a plan or, if adopted by the Board, the Company will submit the stockholder rights plan to its stockholders for a ratification vote within 12 months of adoption or the plan will terminate. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Investors–Corporate Governance” section of our website at www.pgre.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Environmental, Social and Governance (“ESG”) Commitment

We are dedicated to responsible environmental, social and community stewardship as an essential part of our mission to build a successful business and to shape the communities we serve throughout our portfolio, in addition to our workplace community. To learn more about our ESG initiatives, please visit the “Sustainability” section of our website at www.pgre.com which includes links to our latest Sustainability Reports, a list of awards we have achieved as an environmental leader, and other important ESG policies such as our Human Rights Policy, Environmental Policy, Policy on Company Political Spending and Vendor Code of Conduct. The information found on, or otherwise through, our website is not incorporated by reference into, nor does it form a part of, the proxy statement.

Our Sustainability Committee consists of a diverse group of leaders from each department including our Senior Vice President, Energy and Sustainability. The committee is chaired by Gage Johnson, our Senior Vice President, General Counsel and Secretary and operates under a formal charter, reporting on a regular basis to our Audit Committee, which the Board has vested with oversight responsibility for all environmental and social matters, including sustainability, climate change, corporate social responsibility, and health and safety. While our annual Sustainability Report or ESG Report may report on governance matters as well, these are overseen by our Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE MATTERS

Board Overview

The following pages provide information about our Board of Directors and new Director Nominee standing for election at the 2022 Annual Meeting.

	DIRECTOR		COMMITTEES
NAME/AGE/INDEPENDENCE	SINCE	POSITION(S)	AC	COMP	NCG	IFC
Albert Behler, 70	Chairman since 2014	Chairman, Chief Executive Officer and President				C
Thomas Armbrust, 69 Independent	2014	Director				●
Martin Bussmann, 70 Independent	2016	Director		●	●
Karin Klein, 50 Independent	2016	Director	●
Peter Linneman, 71 Independent	2014	Director	C	●
Katharina Otto-Bernstein, 57 Independent	2014	Director
Mark Patterson, 61 Independent	2018	Director			C
Hitoshi Saito, 69 Independent	New Nominee
Greg Wright, 57 Independent	2020	Director		C	●

Chair C Member   ●

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CORPORATE GOVERNANCE MATTERS

Board Leadership

Leadership Structure

Our Board currently is comprised of eight independent directors (one of whom was not nominated to stand for election at the annual meeting) and one non-independent director. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer. Mr. Behler’s over 30 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is currently Mark Patterson. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;
●	serving as liaison between the Chairman and the independent directors;
●	approving information sent to our Board;
●	approving Board meeting agendas;
●	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
●	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors. We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

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CORPORATE GOVERNANCE MATTERS

Board Committees

The Board held nine meetings during fiscal year 2021, and all directors attended 75% or more of the board of directors meetings and meetings of the committees on which they served during the periods they served. The Board currently has the following four standing committees:

●	Audit Committee,
●	Compensation Committee,
●	Nominating and Corporate Governance Committee; and
●	Investment and Finance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors, in accordance with the New York Stock Exchange (the “NYSE”) listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.pgre.com under the “Investors–Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

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CORPORATE GOVERNANCE MATTERS

Audit	Members: Peter Linneman (Chair) Colin Dyer Karin Klein	Meetings: 4

The Audit Committee currently consists of Peter Linneman (Chair), Colin Dyer and Karin Klein, each of whom is an independent director. Colin Dyer will not be standing for election at the 2022 annual meeting. The Board has determined that Dr. Linneman qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•

our accounting and financial reporting processes;

•

the integrity of our consolidated financial statements;

•

our systems of disclosure controls and procedures and internal control over financial reporting;

•

our compliance with financial, legal and regulatory requirements;

•

the performance of our internal audit function;

•

our overall risk assessment and management (including enterprise risk and cybersecurity); and

•

certain environmental and sustainability matters and issues related to social responsibility.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

The Audit Committee held four meetings during fiscal year 2021.

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CORPORATE GOVERNANCE MATTERS

Compensation	Members: Greg Wright (Chair) Martin Bussmann Peter Linneman	Meetings: 8

The Compensation Committee currently consists of Greg Wright (chair), Martin Bussmann and Peter Linneman, each of whom is an independent director. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•

reviewing and approving the compensation of other senior officers;

•

reviewing our executive compensation policies and plans;

•

implementing and administering our incentive compensation and equity-based plans;

•

assisting management in complying with our proxy statement and annual report disclosure requirements;

•

producing a report on executive compensation to be included in our annual proxy statement; and

•

reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee held eight meetings during fiscal year 2021.

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance	Members: Mark Patterson (Chair) Martin Bussmann Greg Wright	Meetings: 4

The Nominating and Corporate Governance Committee currently consists of Mark Patterson (chair), Martin Bussmann and Greg Wright, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•

identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•

developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•

reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•

recommending to the Board nominees for each committee of the Board that is required by NYSE listing rules;

•

annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and

•

annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2021.

Investment and Finance	Members: Albert Behler (Chair) Thomas Armbrust	Meetings: 2

The Investment and Finance Committee currently consists of Albert Behler (chair) and Thomas Armbrust. If Mr. Armbrust is unavailable, Mr. Wright would serve in his place. This committee is responsible for approving certain material acquisitions, dispositions and other investment and financing decisions of the Company.

The Investment and Finance Committee held two meetings during fiscal year 2021.

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CORPORATE GOVERNANCE MATTERS

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees (other than the Investment and Finance Committee) must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management, that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Thomas Armbrust, Martin Bussmann, Karin Klein, Peter Linneman, Katharina Otto-Bernstein, Mark Patterson, Hitoshi Saito and Greg Wright. Some of the relationships considered by our board of directors are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.” For Ms. Otto-Bernstein and Mr. Armbrust, the Board considered the direct and indirect interests of each director in (i) the Company’s real estate funds and the distributions made by those funds, (ii) previously disclosed transactions in connection with the Company’s formation and initial public offering, (iii) a lease of space at 1325 Avenue of Americas and 1633 Broadway to ParkProperty Capital, LP (formerly known as CNBB-RDF Holdings LP), (iv) a previously disclosed joint venture with an affiliate of the Company to acquire an interest in 55 Second Street and (v) the extension of the maturity of certain notes entered into in connection with the Company’s formation that were owed by certain executive officers of the Company to ParkProperty Capital, LP. In addition, the Board considered certain additional transactions and relationships, including (i) for Dr. Bussmann and Dr. Linneman, the direct and indirect interests each director held in the Company’s real estate funds and the distributions made by those funds, (ii) for Dr. Bussmann, a lease of space at 712 Fifth Avenue to a subsidiary of a trust for which Dr. Bussmann is a trustee and director and his children are beneficiaries, (iii) for Mr. Patterson, the prior employment of a member of his immediate family as an intern, (iv) for Mr. Wright, his prior relationship with the Company in his former role at Bank of America Merrill Lynch, which was the lead investment bank for the Company’s initial public offering and (v) for Mr. Saito, his prior service as a member of the Advisory Board of the Company’s operating partnership.

Director Compensation

The Board has established a compensation program for our non-employee directors. Our Compensation Committee reviews our director compensation at least annually and makes recommendations to the Board based on its review. For 2021, FPL Associates L.P. (“FPL”) was hired to evaluate the structure and competitiveness of our director compensation and recommend changes, as appropriate. Based on this review, our Compensation Committee recommended no changes to our Board compensation, and the full Board followed this recommendation.

We pay the following fees to our non-employee directors on a quarterly basis, in cash:

●	an annual retainer of $65,000;
●	an additional annual retainer of $50,000 to our Lead Independent Director;
●	an additional annual retainer of $25,000 to our Audit Committee chair, and $15,000 to each Compensation Committee chair and Nominating and Corporate Governance Committee chair; and
●	an additional annual retainer of $5,000 to each committee member.

We will also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings. No additional compensation is received by the members of our Investment and Finance Committee. Directors of the Company who are also employees receive no additional compensation for their services as directors.

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CORPORATE GOVERNANCE MATTERS

In order to encourage our non-employee directors to acquire a significant equity stake in us and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors LTIP units or shares of restricted common stock under our Amended and Restated 2014 Equity Incentive Plan with a value of $120,000 which will vest upon the earlier of the anniversary of the date of grant or the next annual stockholder meeting.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Thomas Armbrust	$ 65,000	$ 120,008	$ 185,008
Martin Bussmann	73,125	108,043	181,168
Colin Dyer	70,000	108,043	178,043
Karin Klein	75,625	108,043	183,668
Peter Linneman	95,000	108,043	203,043
Katharina Otto-Bernstein	65,000	108,043	173,043
Mark Patterson	130,000	108,043	238,043
Greg Wright	81,250	108,043	189,293

(1)	On May 13, 2021, we granted 11,731 LTIP units to each of Messrs. Bussmann, Dyer, Linneman, Patterson and Wright and Mmes. Klein and Otto-Bernstein, and 11,731 shares of restricted stock to Mr. Armbrust, under our Amended and Restated 2014 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2022 annual meeting. Amounts shown reflect the aggregate grant date fair value of LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, each of Messrs. Bussmann, Dyer, Linneman, Patterson and Wright and Mmes. Klein and Otto-Bernstein held 11,731 unvested LTIP units that had been granted by us as director compensation. As of December 31, 2021, Mr. Armbrust held 11,731 unvested shares of restricted stock that had been granted by us as director compensation.

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CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●	compliance with laws, rules and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Lead Independent Director, Paramount Group, Inc., c/o Navex Ethics Hotline (“Navex”) using the following link: www.paramount-group.ethicspoint.com, or any other link to or toll-free number of a third party reporting service approved by the Lead Independent Director from time to time and posted on our website or otherwise appropriately disseminated. Navex acts as agent for the Lead Independent Director in facilitating direct communications to him and any other non-employee directors he requests. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Navex using the following link: www.paramount-group.ethicspoint.com, or the toll-free number provided in the link, or any other link to or toll-free number of a third party reporting service approved by the Chairperson of the Audit Committee from time to time and posted on our website or otherwise appropriately disseminated. Any such communications may be made anonymously.

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CORPORATE GOVERNANCE MATTERS

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders. All of our directors serving at that time attended the annual meeting of stockholders held on May 13, 2021.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and shall have a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In this regard, the committee has considered the skills and experiences of each director candidate as set forth below under “Board Skills and Experience”.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. In this regard, the Nominating and Corporate Governance Committee’s procedures require it to ensure to the greatest extent practicable that the pool of prospective candidates that it considers to fill any vacancy or additional director position includes one or more female candidates or one or more racially or ethnically diverse candidates if, at such time, the Board is lacking gender diversity or racial/ethnic diversity, respectively.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

As previously disclosed, we have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively. Albert Behler, Thomas Armbrust and Katharina Otto-Bernstein have been designated for nomination to our Board pursuant to the stockholders agreement.

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CORPORATE GOVERNANCE MATTERS

BOARD SKILLS AND EXPERIENCE

The Board believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company's business and structure. While all of these factors were considered by the Board with respect to each director nominee, the following table does not encompass all the experience, qualifications, attributes or skills of our director nominees.

Skills and Experience	Armbrust	Behler	Bussmann	Klein	Linneman	Otto-Bernstein	Patterson	Saito	Wright
Knowledge of Our Company	●	●	●	●	●	●	●	●	●
Other Public Co. Board Experience	●			●	●		●	●
Real Estate Industry Experience	●	●	●	●	●	●	●	●	●
Other Industry Experience		●	●	●		●		●
Senior Leadership (as CEO or Business Unit Head)	●	●	●	●	●	●	●	●	●
International	●	●	●			●		●
Human Capital Management/Compensation			●	●	●		●	●	●
Finance/Capital Allocation/Investment Activity	●	●	●	●	●		●		●
Accounting/Financial Literacy	●	●	●	●	●		●	●	●
Government/Public Policy
Marketing/Sales		●	●		●	●
Environmental Science/Energy/Sustainability		●	●	●	●			●
Academia/Education				●	●	●
Risk Management/Legal		●	●
Corporate Governance			●	●	●		●	●	●
Technology/Systems				●
Business Ethics	●	●	●	●	●	●	●	●	●
Strategy/Strategic Planning	●	●	●	●	●	●	●	●	●
Capital Mkts & Inv. Banking							●		●

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CORPORATE GOVERNANCE MATTERS

Proxy Access

As a result of our stockholder engagement efforts noted above and our commitment to corporate governance, on February 18, 2022, we amended our bylaws to adopt a proxy access right for stockholders, pursuant to which a stockholder, or group of no more than 20 stockholders, meeting specified eligibility requirements, may include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such stockholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days from the anniversary date of the prior year’s annual meeting).

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two directors or 20% of the number of directors then in office.

The full text of our Fifth Amended and Restated Bylaws incorporating these provisions is set forth at Appendix A as referenced in Proposal No. 4.

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CORPORATE GOVERNANCE MATTERS

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our Board’s decision.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives have engaged in any pledging transactions with respect to our stock except as noted in “Security Ownership of Certain Beneficial Owners and Management.” Under our anti-hedging policy no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE MATTERS

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance LTIP units. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance LTIP units. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, including cybersecurity and enterprise risk management, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

In addition, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for companywide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

2022 Proxy Statement | 27

CORPORATE GOVERNANCE MATTERS

Director On-Boarding and Continuing Education

Pursuant to our Corporate Governance Guidelines, the Board has an orientation and on-boarding program as part of its effort to integrate new directors in their role and familiarize them with the company. We also provide continuing education for all directors.

For new directors, our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the Board. Materials provided to new directors include information on the company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, Insider Trading Policy, and other key policies and practices. New directors are typically already familiar with the members of our Nominating and Corporate Governance Committee, but also meet with the Chairman, Chief Executive Officer and President before their first board meeting and may also be assigned an existing director as a mentor. New Audit Committee members are provided with orientation materials targeted to that role provided by representatives from our independent registered accounting firm.

For all directors, representatives of management brief the Board regularly on topics designed to provide directors a deeper understanding of various aspects of our business. Continuing director education is provided during portions of Board and committee meetings and other Board discussions. Our focus is on items necessary to enable the Board to consider effectively longer-term strategic issues and topics that address their fiduciary responsibilities. During 2021, for example, the Board received a presentation from our Chief Information and Technology Officer on our cybersecurity protection program. In prior years, directors have been briefed on the status of the San Francisco real estate market and on capital market activities in the REIT sector.

The Audit Committee devotes time to educating committee members about new accounting rules and standards, and topics necessary to having a good understanding of our accounting practices and financial statements. The Nominating and Corporate Governance Committee regularly receives memoranda or briefings by legal advisors on topics such as governance trends. All of our directors are invited for tours of our properties, typically in the city where a Board meeting is occurring, or after a new acquisition.

Our Board’s engagement in the company’s business, such as these on-site visits at our properties provides it with useful information and perspectives.

Forum Selection

As a result of our stockholder engagement efforts and our commitment to corporate governance, the Nominating and Corporate Governance Committee did not recommend any changes to the forum selection provisions of our bylaws, as these provisions were most recently amended in February 2021. We continue to believe that our forum selection clause is appropriate.

Since we first adopted an exclusive forum provision under Article XV of our bylaws at the time of our initial public offering in 2014, Maryland has adopted a statute which confirms statutorily the acceptability of such provisions. Section 2-113 of the Maryland General Corporation Law (the “MGCL”), which became effective October 1, 2017, expressly provides that the charter or bylaws of a Maryland corporation may require that an “Internal Corporate Claim” (as defined below) be brought only in courts sitting in one or more jurisdictions specified in the charter or bylaws but must include the state and federal courts sitting in Maryland.

“Internal Corporate Claim” means a claim, including a claim brought by or in the right of a corporation: (a) based on an alleged breach by a director, an officer or a stockholder of a duty owed to the corporation or to the stockholders or breach by a director of a standard of conduct applicable to the director; (b) arising under the MGCL; or (c) arising under the charter or bylaws of the corporation.

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CORPORATE GOVERNANCE MATTERS

Under our bylaws, as these provisions were amended by our Board in February 2021, derivative claims, Internal Corporate Claims, and all actions against the corporation, its directors, officers or employees must be brought in Maryland state court (or Maryland federal court if for some reason the state court does not have jurisdiction), and actions alleging violations of the Securities Act of 1933, as amended, can only be brought in federal, not state, court, but can be brought anywhere in the United States. These provisions apply unless we consent otherwise.

We believe that our forum selection provision in our bylaws balances competing interests fairly, granting our stockholders an opportunity to bring actions in our name or against us, but requiring use of courts which are likely to be most familiar with the issues, thus discouraging forum shopping, preserving our resources and ensuring access to justice in a manner we believe is appropriate.

2022 Proxy Statement | 29

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of nine members. Each member of the Board is serving (or will serve) for a term of one year and until his or her successor is duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL which is one, and unless our bylaws are amended, more than nine. Colin Dyer will not be standing for election at the 2022 annual meeting.

At the 2022 annual meeting, all of the directors will be elected to serve until the 2023 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following to serve as directors:

● Albert Behler	● Karen Klein	● Mark Patterson
● Thomas Armbrust	● Peter Linneman	● Hitoshi Saito
● Martin Bussmann	● Katharina Otto-Bernstein	● Greg Wright

Each of these nominees, other than Mr. Saito, is a current director of the Company. Mr. Saito was recommended to the Nominating and Corporate Governance Committee to serve as a director by our Chairman. As part of its diligence process, the Nominating and Corporate Governance Committee also hired a nationally acclaimed independent search firm, Korn Ferry, to help it consider Mr. Saito along with various potential other candidates. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote “FOR” each of its director nominees.

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PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2022 annual meeting, based upon information furnished by each director. The biographical information together with the table presented above under “Board Skills and Experience” and “Board Composition and Attributes”, includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	70	Chairman, Chief Executive Officer and President
Thomas Armbrust	69	Director
Martin Bussmann	70	Director
Karin Klein	50	Director
Peter Linneman	71	Director
Katharina Otto-Bernstein	57	Director
Mark Patterson	61	Director
Hitoshi Saito	69	New Nominee
Greg Wright	57	Director

DIRECTOR NOMINEES

ALBERT BEHLER
Director since 2014 Age 70 Chairman, Chief Executive Officer and President; Chair, Investment and Finance Committee

Biography

Mr. Behler has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our company, Mr. Behler held various leadership positions at Thyssen, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with Thyssen, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of The Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the Urban Land Institute, a member of the American Council on Germany’s Business Advisory Committee; and a member of the Board of Directors of Citymeals-on-Wheels. Mr. Behler is also a former member of the Executive Committee of the Greenprint Foundation and the Board of Directors of the ULI Greenprint Center for Building Performance, and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE).

Qualifications

Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

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PROPOSAL 1: ELECTION OF DIRECTORS

THOMAS ARMBRUST
Director since 2014 Age 69 Chairman of the Supervisory Board, Cura Vermögensverwaltung; Member, Investment and Finance Committee

Biography

Mr. Armbrust has been a member of our Board since 2014. Mr. Armbrust was the Managing Director of CURA Vermögensverwaltung, a real estate management firm, from 1992 through 2019 and, since January 1, 2020, he serves as chairman of its supervisory board. From 1985 to 1992, Mr. Armbrust was Vice President Tax, Accounting, Reporting and M&A of Gruner & Jahr Publishing Group, Hamburg. Prior to that, Mr. Armbrust held various other finance positions since 1977. Mr. Armbrust served as a member of the supervisory board of Otto Versand, an international retailer until February 29, 2020. He serves as chairman of the supervisory board of ECE Group, an international shopping center manager and developer.

Qualifications

Mr. Armbrust studied national economics and received his Masters of Economics from the University of Mainz. Mr. Armbrust was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry, his background in finance and his extensive knowledge of the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARTIN BUSSMANN
Director since 2016 Age 70
Trustee, Mannheim Trust; Member Compensation Committee and Member, Nominating and Corporate Governance Committee

Biography

Dr. Bussmann has been a member of our Board since March 2016. Dr. Bussmann has been a trustee of the Mannheim Trust in New York since 1998, responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. He also serves as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC and Mannheim Real Estate LLC and their subsidiaries. He was a board member of the private Cellwar Holding AG in Switzerland and, since its reorganization, is President of Rhodanie Investment AG. From 1998 to 2005, he was co-trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to holding these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation.

Qualifications

Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School. Dr. Bussmann was selected to serve on our Board based on, among other things, his extensive background in finance and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

KARIN KLEIN
Director since 2016 Age 50
Founding Partner, Bloomberg BETA; Member, Audit Committee

Biography

Ms. Klein has been a member of our Board since March 2016. Ms. Klein has been a founding partner of Bloomberg Beta, a venture capital firm which invests in early stage technology companies that make businesses work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank, a global company which provides information technology and telecommunication services. Previously, she also held various investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein has also served on the board of directors of Regency Centers Corporation since 2019.

Qualifications

Ms. Klein graduated summa cum laude, Phi Beta Kappa, and as a Joseph Wharton Scholar with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania. Ms. Klein was selected to serve on our Board based on, among other things, her extensive experience in technology-related industries, and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

PETER LINNEMAN
Director since 2014 Age 71
Professor Emeritus, The University of Pennsylvania, Wharton School of Business; Chair, Audit Committee and Member, Compensation Committee

Biography

Dr. Linneman has been a member of our Board since 2014. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is also currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. Dr. Linneman has served on over 20 public and private company boards, including serving as Chairman of the Board of Rockefeller Center Properties, Inc., a REIT, as a member of the board of trustees of Equity Commonwealth (formerly known as CommonWealth REIT), a publicly-traded REIT, and as a member of the board of directors of Regency Centers Corporation, a publicly-traded REIT. Dr. Linneman is also currently serving as an independent director of AG Mortgage Investment Trust, Inc., a publicly-traded REIT. Dr. Linneman previously served as a director of Equity One, Inc., prior to its merger with Regency Centers Corporation, Bedford Property Investors, Inc., Atrium European Real Estate Ltd, and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans.

Qualifications

Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago and a Bachelor of Arts degree from Ashland University. Dr. Linneman was selected to serve on our Board based on, among other things, his experience over many years in financial and business advisory services and investment activity and his experience as a member of numerous public and private boards, including several real estate companies.

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PROPOSAL 1: ELECTION OF DIRECTORS

KATHARINA OTTO-BERNSTEIN
Director since 2014 Age 57
President, Film Manufacturers Inc.

Biography

Ms. Otto-Bernstein has been a member of our Board since 2014. Ms. Otto-Bernstein is an award winning, Emmy-nominated writer and film maker, who began her career as a journalist. Currently, she is the President of Film Manufacturers Inc., an international production company specializing in the development, production and co-production of high quality fiction and non-fiction motion pictures, as well as selected works for stage and print, a position which she has held since 1992. Ms. Otto-Bernstein is also a principal owner of ECE Group, an international shopping center manager and developer, and a member of the board of directors of CURA Vermögensverwaltung, a real estate management firm. Ms. Otto-Bernstein is the chair of the Dean’s Council of the Columbia University School of the Arts and was awarded the Columbia University Alumni Medal of Achievement in 2009. She is also a member of the board of directors of the Metropolitan Opera and of the International Council of the Guggenheim Museum and served for ten years on the board of the Wildlife Conservation Society.

Qualifications

Ms. Otto-Bernstein received a Bachelor of Arts from Columbia College in philosophy and political science and a Master of Fine Arts in film from Columbia University. Ms. Otto-Bernstein was selected to serve on our Board based on, among other things, her significant ownership interest in the Company and experience in the real estate industry.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARK PATTERSON
Director since 2018 Age 61
President MRP Holdings LLC; Lead Independent Director and Chair, Nominating and Corporate Governance Committee

Biography

Mr. Patterson has been a member of our Board since 2018. Mr. Patterson has, since 2010, been President of MRP Holdings LLC and serves as a real estate consultant and financial advisor. He is also an Advisory Director of Investcorp, Inc. and a Senior Advisor to Rockefeller Capital Management. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Until January of 2009 Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. Mr. Patterson currently serves on the board of directors for UDR, Inc. and Digital Realty Trust, Inc., is the Chairman of the Board of Americold Realty Trust, Inc., and is a former director of GGP, Inc. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets.

Qualifications

Mr. Patterson has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as director because it believes he possesses, among other things, valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on public company boards, and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

HITOSHI SAITO
Director Nominee Age 69
Former Senior Executive Managing Director and Global Head at Mitsui Fudosan CO. Ltd

Biography

Mr. Saito is a new nominee for election to our Board at the annual meeting.

Mr. Saito was the Senior Executive Managing Director and Global Head at Mitsui Fudosan Co., Ltd., the largest publicly traded real estate developer in Japan from 2008 to 2017. Being promoted to a board member in 2011, Mr. Saito had been directly involved in all of the global acquisitions and developments, substantially growing the portfolio to what it is today, including 55 and 50 Hudson Yards in New York as well as the BBC Television Centre in London. After joining Mitsui Fudosan in 1976, he served as CEO of Mitsui Fudosan America from 1998-2002 and Chairman of Mitsui Fudosan America’s Halekulani Corporation and Mitsui Fudosan UK from 2008-2017, before retiring in 2020. Since 2019, Mr. Saito serves as outside director and Chairman of the Advisory Committee of Tokyo Gas Company Ltd. and as Chairman of the Nomination Committee since 2021. He has also been serving as outside director of Globeship Corporation since July 2019. Previously, Mr. Saito was ULI Japan Council‘s Chairman from 2010-2012, and Trustee in Japan from 2010-2016. From 2010–2016, he was a member of Keizai Doyukai (Japan Association of Corporate Executives) and Vice Chairman of China Committee. Mr. Saito also was a member of Keidanren (Japan Business Federation) from 2010-2017. He has been a member of our Advisory Board since 2020.

Qualifications

Mr. Saito graduated from Hitotsubashi University with a Bachelor‘s degree in commerce and management in 1976. Mr. Saito was selected to serve on our Board based on, among other things, his real estate industry experience, his diverse background, knowledge of other industries and his senior leadership experience.

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PROPOSAL 1: ELECTION OF DIRECTORS

GREG WRIGHT
Director since 2020 Age 57
Chief Investment Officer, Digital Realty Trust, Inc.; Chair, Compensation Committee and Member, Nominating and Corporate Governance Committee

Biography

Mr. Wright has been a member of our Board since 2020. Since January 2019, he has been the Chief Investment Officer at Digital Realty Trust, Inc., a publicly traded REIT specializing in data centers, with responsibility for spearheading the company’s investment and other capital allocation activities.

Prior to joining Digital Realty, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company during its initial public offering. Before his time at Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory and capital raising assignments, as well as general client coverage. During his 25-year investment banking career, he successfully completed over $200 billion of M&A transactions, asset sales, joint ventures, public and private debt and equity offerings, and bank loans for clients. Many of these transactions have been the largest, most noteworthy transactions in the REIT sector. For example, Mr. Wright led teams that acted as the sole sell-side advisor on the largest REIT merger in history and that served as an active bookrunner on the two largest REIT initial public offerings to date, one of which was the Company's. He also worked at Trammell Crow Company in Washington, DC where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent debt financings across multiple product types.

Qualifications

Mr. Wright received a Bachelor of Arts degree in Finance from the University of Maryland and a Master of Business Administration degree from the University of Michigan. Mr. Wright was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry and his valuable financial industry expertise, including extensive experience working with public companies.

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EXECUTIVE OFFICERS

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Wilbur Paes	44	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	45	Executive Vice President, Head of Real Estate
Gage Johnson	60	Senior Vice President, General Counsel and Secretary
Ermelinda Berberi (1)	41	Senior Vice President, Chief Accounting Officer

(1)	Denotes our executive officer who is not a named executive officer (“NEO”).

WILBUR PAES
Chief Operating Officer, Chief Financial Officer and Treasurer Age 44

Biography

Mr. Paes has been our Chief Operating Officer, Chief Financial Officer and Treasurer since February 2021. Before being appointed Chief Operating Officer, Chief Financial Officer and Treasurer, Mr. Paes served as Executive Vice President, Chief Financial Officer and Treasurer since March 2016; and prior to that, Mr. Paes served as Senior Vice President and Chief Accounting Officer since 2014. Prior to joining our executive management team in 2014, Mr. Paes was a Senior Vice President at Vornado Realty Trust, a publicly traded REIT, where he spent over 11 years and held a myriad of positions in accounting and finance. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients.

Qualifications

Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant, licensed in the State of New York, and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

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EXECUTIVE OFFICERS

PETER BRINDLEY
Executive Vice President, Head of Real Estate Age 45

Biography

Mr. Brindley has been our Executive Vice President, Head of Real Estate since February 2021. Before being appointed Executive Vice President, Head of Real Estate, Mr. Brindley served as Executive Vice President, Leasing since December 2017. Before being appointed Executive Vice President, Leasing, Mr. Brindley was Senior Vice President, Leasing of our New York portfolio since September 2015. Mr. Brindley joined our company in December 2010 as Vice President of Leasing. Prior to joining our Company, he served as a Senior Director at Tishman Speyer in their New York office. Prior to joining Tishman Speyer in 2004, Mr. Brindley worked at CB Richard Ellis in the brokerage services group. He is a member of the board of directors of the Avenue of the Americas Association, where he serves as Treasurer. He is also a member of the Real Estate Board of New York.

Qualifications

Mr. Brindley graduated from Ithaca College with a Bachelor of Science in Business and received his Master of Science degree in Real Estate Finance & Investment from New York University.

GAGE JOHNSON
Senior Vice President, General Counsel and Secretary Age 60

Biography

Mr. Johnson has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our company in May 2009 as General Counsel, and since 2021 has chaired our Sustainability Committee. Previously, since 2005, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. From 2003 to 2005, Mr. Johnson was an Executive Director in the Law Department at Morgan Stanley Real Estate, the investment firm’s real estate unit. From 1998 to 2003, Mr. Johnson served in various roles at Lend Lease Real Estate, part of a publicly-traded property group specializing in project management and construction, real estate investment and development, most recently as General Counsel. Prior to joining Lend Lease Real Estate, Mr. Johnson was an attorney with the law firm of Paul Hastings LLP in Washington, D.C. He was formerly the Vice Chairman, Treasurer, and a member of the Executive Committee of the Board of Directors of The National Aquarium in Washington, D.C.

Qualifications

Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Princeton School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

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EXECUTIVE OFFICERS

ERMELINDA BERBERI
Senior Vice President, Chief Accounting Officer Age 41

Biography

Ermelinda Berberi has been our Senior Vice President, Chief Accounting Officer since April 2017. Before being appointed Senior Vice President, Chief Accounting Officer, Ms. Berberi was Senior Vice President, Finance since April 2016. Prior to joining us in 2016, Ms. Berberi spent over 12 years at Deloitte & Touche LLP in various positions, most recently as an audit Senior Manager in the northeast real estate audit practice, where she served some of the firm’s largest publicly traded REITs.

Qualifications

Ms. Berberi graduated from Montclair State University with a Bachelor of Arts degree in Accounting and received her Master of Business Administration degree from Rutgers University. She is a Certified Public Accountant, licensed in the State of New Jersey, and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

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COMPENSATION DISCUSSION AND ANALYSIS

The individuals who constitute our named executive officers (“NEOs”) in any given year are determined in accordance with applicable SEC rules and include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the other three most highly-compensated executive officers who were serving as such as of the end of the fiscal year. During 2021, the following individuals are collectively referred to as our NEOs:

Name	Title
Albert Behler	Chairman, Chief Executive Officer and President
Wilbur Paes	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	Executive Vice President, Head of Real Estate
Gage Johnson	Senior Vice President, General Counsel and Secretary
David Zobel (1)	Former Executive Vice President, Head of Acquisitions
(1)	Mr. Zobel served as our Executive Vice President, Head of Acquisitions until January 20, 2022. See “Resignation and Release Agreement with David Zobel” for details.

2021 Say-on-Pay Vote

At our 2021 annual meeting of stockholders, a non-binding, advisory resolution approving the compensation paid to our NEOs, as disclosed in our 2021 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with approximately 90% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this resolution, the Committee viewed these results as an indication of stockholders’ overall satisfaction with the manner in which we compensated our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

2021 BUSINESS HIGHLIGHTS

We began 2021 amidst the challenges presented by the ongoing COVID-19 pandemic. The outbreak of COVID-19 caused severe disruptions to all businesses, particularly in New York City and San Francisco, the markets in which we operate and where all of our buildings are located. While our buildings remained open throughout the pandemic, a majority of our tenants worked remotely as new variants of the virus that cause COVID-19 emerged during 2021. Despite these challenges, we made significant strides in our Business Plan, some of which are highlighted below:

●	Core FFO (1) – Ended 2021 with Core FFO earnings of $0.92 per share; 10.8% ahead of Wall Street Consensus estimates, which was $0.83 per share at the beginning of the year.
●	Same Store Cash NOI Growth (1) – Achieved Same Store Cash NOI growth of 2.4% in 2021, despite the challenging COVID-19 operating environment.
●	Leasing – Leased over 1.0 million square feet, 45% above the square footage leased in the prior year, including the lease up of over 40% of the space vacated by our largest tenant at 1301 Avenue of the Americas.
●	Balance Sheet Management –
o	1301 Avenue of the Americas Mortgage Loan – Refinanced the very sizeable $850 million maturing loan at 1301 Avenue of the Americas (our second largest asset in terms of value and one whose occupancy was severely impacted by the lease expiration of our largest tenant), with a new $860 million loan; and
o	Credit Facility – Refinanced our revolving credit facility with a new $750 million revolving credit facility with improved terms, providing us with ample liquidity and financial flexibility.
●	ESG –
o	GRESB 5 Star Rating – Achieved the highest GRESB rating which distinguishes Paramount’s ESG performance in the top 20% among the 1,520 companies and funds that responded globally, and received the highest Public Disclosure level of an “A,” securing the #1 ranking among our peer group of USA Office Properties;
o	Fitwel Champion – Achieved the coveted Fitwel Champion status, with Fitwel Certifications on 10 properties aggregating approximately nine million square feet, reflecting our strong commitment to create office environments that encourage health and wellness among tenants and employees;
o	ENERGY STAR – Achieved 2021 ENERGY STAR labels across 100% of our office portfolio, spanning 11.3 million square feet. The U.S. Environmental Protection Agency’s (EPA’s) ENERGY STAR certification signifies that Paramount’s assets perform within the top 25 percent for energy efficiency when compared to similar buildings nationwide; and
o	Leadership in Energy and Environmental Design (LEED) – Maintained our industry-leading recognition of operating a portfolio comprised of 100% LEED Gold or Platinum certified buildings. LEED is the most widely used green building rating system in the world and provides a framework for healthy, highly efficient, and cost-saving green buildings. Buildings that meet or exceed LEED requirements cost less to maintain and produce less waste.

___________

(1) For a reconciliation of Core FFO and Same Store Cash NOI growth to the most directly comparable GAAP measure and additional information regarding each Non-GAAP measure, see pages 61-66 of our Annual Report on Form 10-K for the year ended December 31, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Below is a summary that highlights the Target Compensation for our CEO and NEOs for 2021.

(1) Excluding promotional increases for two executives in connection with their expanded roles and increased responsibilities.

Process for Determining Executive Compensation

Based on the continued strong stockholder support we received in 2021 on our “Say-on-Pay” advisory vote, the Compensation Committee continued to use a similar process in determining the executive compensation of our NEOs, which included:

●	commissioning a Peer Group Compensation Benchmarking Analysis prepared by an independent compensation consultant retained by the Compensation Committee, to ensure that our compensation program was competitive with those of other publicly traded REITs in our Peer Group;
●	establishing an appropriate balance between fixed compensation (base salary), variable Short-Term Incentive Compensation (“STIC”) (cash bonus) and variable Long-Term Incentive Compensation (“LTIC”) (equity awards);
●	awarding majority of the NEOs’ equity compensation in the form of performance-based equity awards that use relative Total Shareholder Return (“TSR”) over overlapping three-year measurement periods as the primary performance metric to further align management interests with the interests of our stockholders;
●	assessing our performance against rigorous pre-established formulaic quantitative financial and operational goals (“Corporate Objectives”), and qualitative individual performance goals (“Individual Objectives”) pursuant to our STIC program, which were approved by the Compensation Committee in early 2021; and
●	considering our NEOs’ total compensation over time, both on a “reported” basis and on a “realized” basis after forfeitures.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize the creation of long-term stockholder value by aligning the compensation structure for executives with the achievement of our business strategies and to maximize total stockholder return over the long term. In order to meet our objectives, our executive compensation program includes several elements designed to:

●	Attract and Retain Highly Talented Executives: We provide fixed base salaries that reflect the highly competitive markets in which we operate, changes in responsibilities and merit increases.
●	Pay-for-Performance: We seek to align the interests of our executives with our long-term stockholders by tying the vast majority of their non-salary compensation to performance-based incentives, through a:
o	Short-Term Incentive Compensation (cash bonus) program designed to motivate our executives through a strong emphasis on performance, with components rewarding financial, operational and individual performance; and
o	Long-Term Incentive Compensation (equity awards) program to create an appropriate link between compensation and the creation of stockholder value, including multi-year performance-based awards tied to total stockholder returns.
●	Create a Balanced Approach: The Compensation Committee recognizes that our unique portfolio of highly coveted assets is among the most concentrated in the industry, both in terms of the number of markets in which we operate, as well as in the unusually high value per asset that we own. As such, in order to mitigate some of the potential volatility which can arise through concentration, the Compensation Committee believes that an executive compensation program with a greater number of elements (but with less value in each) will:
o	Reduce the volatility of annual compensation, resulting in potentially higher employee retention;
o	Potentially mitigate the risk that any individual element may receive inordinate focus and encourage excessively risky behaviors; and
o	Promote a long-term view by connecting executives’ eventual realized compensation to the decisions that they make, as the majority of their annual compensation vests over a period of four years.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

What We Do		What We Do Not Do
✓

A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.

		Ð	We do not provide tax gross-up payments to any of our executive officers.
✓	We established a formulaic short-term incentive bonus program based on rigorous goals for management.	Ð	We do not provide “single-trigger” change in control cash severance payments.
✓

We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of multi-year, performance-based equity awards that use relative Total Shareholder Returns as the main metric.

		Ð	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance motive.
✓	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards granted for prior-year performance.	Ð	We do not guarantee annual salary increases or minimum cash bonuses.
✓	We have a clawback policy.	Ð	We do not have uncapped bonus pay-outs.
✓	We have robust minimum stock ownership guidelines for our executives and directors.	Ð	We do not allow hedging of our stock.
✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.	Ð	We do not allow for repricing of stock options.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Benchmarking

In developing our executive compensation programs, the Compensation Committee commissioned a peer group compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly traded REITs, including taking into account the cost of attracting and retaining talented executives in the New York City marketplace. The Compensation Committee developed an appropriate peer group for our Company with the advice of its independent compensation consultant.

In establishing an appropriate peer group, the Compensation Committee not only focused on publicly traded REITs relative to our size, but also included publicly traded REITs in the office sector that compete in high-barrier, high-cost markets like New York City and San Francisco, markets in which we operate and compete for talent. The Compensation Committee included companies like Boston Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust in our peer group, notwithstanding their larger relative size, because these companies are office REITs that operate in the same markets as we do. As a result, they compete with us for talent and deal flow and, like us, two of these companies are headquartered in New York City where approximately 95% of our employees are based, including all of our NEOs. For example, our Chief Operating Officer, Chief Financial Officer and Treasurer, Wilbur Paes, joined us from Vornado Realty Trust, where he had spent over 11 years and prior to joining our Executive team, served as a Senior Vice President at Vornado.

In addition, the Compensation Committee also examined various other factors including:

●	companies that cite us as a peer;
●	companies to which sell-side analysts compare us; and
●	companies selected by outside proxy advisory firms for their comparative peer groups.

Based on these factors, the Compensation Committee selected the following 12 publicly traded REITs focused on the office sector as members of our peer group. The Compensation Committee evaluates the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added and/or whether existing companies should be removed.

●	Alexandria Real Estate Equities, Inc.
●	Boston Properties, Inc.
●	Columbia Property Trust (1)
●	Corporate Office Properties Trust
●	Douglas Emmett, Inc.
●	Empire State Realty Trust, Inc.
●	Highwoods Properties, Inc.
●	Hudson Pacific Properties, Inc.
●	Kilroy Realty Corporation.
●	Piedmont Office Realty Trust, Inc.
●	SL Green Realty Corp.
●	Vornado Realty Trust

___________

(1)	In December 2021, Columbia Property Trust completed a merger that subsequently resulted in its delisting on the NYSE and its removal from the peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

Fund and Asset Management Business

Our Company maintains a slightly different structure than the majority of our peers. In addition to the real estate assets owned by us, we also maintain a meaningful ancillary fund and asset management business that is not directly captured in our total capitalization. The total value of assets under management underlying our fund and asset management business is approximately $2.8 billion, which includes equity and debt fund investments and commitments, investments in properties by third party joint venture partners and other assets for which we typically provide leasing, asset management and property management services. To better depict the full breadth of oversight, we have provided a comparison of our size to our compensation peers by showing our total capitalization both with and without the impact of the fund and asset management business as well as the value of total assets versus the peers and both with and without the impact of our fund and asset management business.

●	As of December 31, 2021, excluding our fund and asset management business, on a total capitalization and total assets basis, we ranked at the 24th percentile and 38th percentile, respectively.
●	As of December 31, 2021, including our fund and asset management business, on a total capitalization and total asset basis, we ranked at the 42nd percentile and 70th percentile, respectively.

Select size statistics for the peer group are shown below:

In the summer of 2021, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its new independent third-party compensation consultant to provide a fresh perspective on our overall executive compensation program. FW Cook provided market data and practices of the peer group for the Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FW Cook provided information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our Company. Such compensation data for peers was analyzed by the Compensation Committee with the assistance of FW Cook.

For purposes of determining our overall level of executive compensation (i.e. base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both total compensation and the mix of compensation components paid by our peer group to executives in comparable positions. However, an executive’s target compensation is not mechanically set to be at a particular percentile of the peer group. The Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on a full review of the individual and his role within the organization, Company performance as well as market data.

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-for-Performance Alignment

CEO Pay Structure

FIXED PAY	Base Salary	●	No increase in base salary since our initial public offering in 2014)

VARIABLE PAY	Short-Term Incentive Compensation (Cash Bonus)	● ● ●	100% based on rigorous goals established in early 2021; 60% based on formulaic Corporate Objectives; 40% based on Individual Objectives

	Long-Term Incentive Compensation (Equity Awards)	● ● ●

60% based on the achievement of multi-year TSR metrics, which include TSR hurdles relative to the performance of our CBD focused
New York City office peers and the performance of the constituents of the SNL U.S. Office REIT Index at the time the awards were granted, with a modifier based on absolute TSR;
40% based on continued service over a four-year vesting period
Additional one-year post-vesting restriction after achievement of TSR hurdles

CEO Performance-Based Equity Awards

The chart below provides a summary of the status of the performance-based awards granted to our CEO over the past five years (2017-2021), which represents the vast majority of his compensation opportunity, including the actual and/or potential payout outcomes based on our TSR performance over the respective periods.

___________

(1)	Assuming performance for the three-year performance measurement period applicable to these awards continued at the same annualized rate as we experienced from the beginning of the performance period through December 31, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Reported vs. Earned Pay

Below is a chart comparing the “reported” pay for our CEO in the Summary Compensation Table against the actual pay earned by our CEO. For purposes of this chart, we excluded from each “earned” column all performance-based equity awards that were not earned based on our performance through the end of the applicable performance period or, if the performance period had not yet concluded, would not have been earned as of December 31, 2021 (as referenced in the chart on page 49 – CEO Performance-Based Equity Awards). Additionally, the dollar amounts for all equity awards included as earned in the table below are based on a value of $8.34 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

TSR Drives Earned Pay

The Compensation Committee believes that TSR should ultimately drive actual pay earned in order to ensure alignment with our stockholders. Accordingly, a significant portion of what our CEO earns over time is driven by our TSR. By awarding a substantial portion of our CEO’s total compensation in the form of multi-year long-term performance-based equity awards, there is a strong alignment of the actual pay earned by our CEO with that of the returns to our stockholders. For example, over the past five years, our TSR has fallen short of our required thresholds and our stock has underperformed our peer set on a relative basis. As a result, the actual pay earned over the past five years (2017 – 2021) by our CEO has equated to only 47% of his total “reported” pay demonstrating our strong “pay-for-performance” philosophy.

Elements of Our Compensation Program

The Target compensation provided to our NEOs in 2021 primarily consisted of Base Salary, Short-Term Incentive Compensation (cash bonus) and Long-Term Incentive Compensation (equity awards). The following charts illustrate the mix of Target compensation elements for our CEO and other NEOs for 2021.

*	Includes Messrs. Paes, Brindley, Johnson and Zobel.
(1)	Consists of annual equity grants comprised of 60% performance-based equity awards and 40% time-based equity awards.
(2)	Consists of annual equity grants comprised of 50% performance-based equity awards and 50% time-based equity awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by the Compensation Committee and, subject to contractual obligations we have with the NEO, may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility. Below are the details of the annual base salaries for each of our NEOs.

	Base Salary
Executive	2021	2020	Change (%)
Albert Behler	$ 1,100,000	$ 1,100,000	0.0%
Wilbur Paes	650,000	624,000	4.2%
Peter Brindley	560,000	520,000	7.7%
Gage Johnson	390,000	390,000	0.0%
David Zobel	416,000	416,000	0.0%
Total	$ 3,116,000	$ 3,050,000	2.2%

Mr. Behler’s base salary has remained the same since 2014. In February 2021, Mr. Paes was promoted to Chief Operating Officer, in addition to maintaining his current position of Chief Financial Officer and Treasurer. Also, in February 2021, Mr. Brindley was promoted to Executive Vice President, Head of Real Estate. In connection with their respective promotions, the Compensation Committee increased the base salaries for Messrs. Paes and Brindley based on competitive market data in light of their new roles and increased responsibilities.

Short-Term Incentive Compensation (“STIC”)

The Compensation Committee has established a STIC (cash bonus) program for our NEOs pursuant to our Executive Compensation Philosophy, which is to (i) promote a “pay-for-performance” structure and align the interests of our NEOs with that of our long-term stockholders by tying a vast majority of our NEOs non-salary compensation to performance-based incentives, and (ii) create a balanced approach with an appropriate mix of cash and equity compensation. The STIC program is intended to cover annual performance periods and provides our NEOs with the opportunity to earn awards at various performance levels based on the achievement of:

●	Quantitative financial and operational goals (“Corporate Objectives”), and
●	Qualitative individual performance goals (“Individual Objectives”)

The STIC program is designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve key Corporate and Individual Objectives by rewarding performance measured against those objectives. The STIC program results in awards being paid 100% in cash, however in an effort to further align the interests of our NEOs with that of our stockholders, for 2021, each NEO had the opportunity to exchange all or a portion of his cash bonus for equity, pursuant to our “Bonus Exchange Program” as more fully described on page 65.

For our CEO, 60% of his STIC opportunity is based on the achievement of Corporate Objectives and the remaining 40% is based on the achievement of Individual Objectives. For the rest of our NEOs, 50% of their STIC opportunity is based on the achievement of Corporate Objectives and the remaining 50% is based on the achievement of Individual Objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

In February 2021, the Compensation Committee approved our STIC program. For each NEO, the Compensation Committee established three specific performance levels that could be achieved:

●	Threshold (50% of target);
●	Target; and
●	Maximum (150% of target)

To the extent performance falls between two levels, awards would be earned by linear interpolation. In the event that actual performance does not meet the threshold requirement, no awards are earned, and to the extent actual performance is above the maximum requirement, the earned awards are capped at the maximum.

The Compensation Committee determined the target amount for each NEO under the STIC program primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors, feedback received from our stockholders and contractual obligations we have with the NEO. The target amounts for Messrs. Behler, Paes and Brindley were equal to 150% of their base salaries and represented the minimum target amounts set forth in their employment agreements with us that were in effect for 2021. The target amounts for Mr. Zobel and Mr. Johnson were set at 125% and 80% of their base salaries, respectively, consistent with their respective targets in the prior year.

Prior to approving our STIC program, the Compensation Committee was extensively involved with the goal-setting process to ensure that the performance objectives were both appropriate and rigorous. In some instances, the Compensation Committee established “target goals” that were more rigorous than those set forth in the Company’s Earnings Guidance. For example, the Company’s Earnings Guidance provided for a 2021 Core FFO Target of $0.85 per share but the Compensation Committee set an even more rigorous Core FFO Target of $0.87 per share for the purposes of our STIC program.

The following table lists the goals and related ranges for Threshold, Target and Maximum performance that were established by our Compensation Committee.

					Achievement
Goals		Threshold	Target	Maximum	Results	Outcome
Core FFO Per Share	~ ~	$0.84	$0.87	$0.90	$0.92	Maximum	~ ~
ESG (in points)	~ ~	12	16	20	19	Above Target
Square Footage of Signed Leases	~ ~	600,000	750,000	900,000	1,016,900	Maximum
Same Store Leased Occupancy	~ ~	88.0%	89.0%	90.0%	90.7%	Maximum
Fund Raising (JV and Fund Capital) (in millions)	~ ~	$200.0	$300.0	$400.0	$100.0	Below Threshold
G&A Expenses (in millions)	~ ~	$57.3	$56.3	$55.3	$55.1	Maximum

The pages that follow describe the above-referenced Corporate Objectives for management that were approved by the Compensation Committee, including:

●	the reasons these objectives were selected;
●	the rationale for the designated hurdles; and
●	the results achieved and the corresponding payouts earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #1

Core FFO Per Share

Why was this measure chosen?

FFO is a widely-used non-GAAP measure of operating performance for REITs to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gain on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.

Core FFO is an alternative measure of operating performance used by us because it adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods in order to reflect the Core FFO of our real estate portfolio and operations.

For a reconciliation of Core FFO to the most directly comparable GAAP measure and additional information regarding this non-GAAP financial measure, see pages 61-66 of our Annual Report on Form 10-K for the year ended December 31, 2021.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2021 Core FFO, the Compensation Committee considered, among other things, the following:

●	Wall Street Consensus estimates for 2021 Core FFO – which stood at $0.83 per share;
●	Our lease expiration profile in 2021 and its impact on Core FFO earnings – a year in which our largest tenant’s lease expired and which accounted for a loss of $0.14 per share in Core FFO earnings (from 2020 Core FFO of $0.96 per share to a “starting” base line Core FFO of $0.82 per share);
●	Our internal budgets and 2021 Core FFO projections – which assumed Core FFO of $0.85 per share in 2021; and
●	The ongoing COVID-19 operating environment – and its impact on our business operations.

Based on, among other factors, the items considered above, the Compensation Committee established a rigorous Target for 2021 Core FFO of $0.87 per share, with a range of $0.84 per share (Threshold) to $0.90 per share (Maximum). The Target Core FFO of $0.87 per share that was established by the Compensation Committee was 4.8% higher than Wall Street Consensus estimates and 2.4% higher than our internal projections.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	35.0%	173,250	519,750	519,750
Paes	35.0%	85,313	255,938	255,938
Brindley	20.0%	42,000	126,000	126,000
Johnson	20.0%	15,600	46,800	46,800
Zobel	20.0%	26,000	78,000	78,000

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COMPENSATION DISCUSSION AND ANALYSIS

What were the Actual Results?

We ended 2021 with Core FFO of $0.92 per share, which was above our Maximum goal of $0.90 per share. Our Core FFO earnings outperformance was driven largely by (i) the better than expected leasing results we achieved in 2021 (which is further discussed in Corporate Objective # 3), and (ii) the better than expected cost savings we achieved in general and administrative expenses (which is further discussed in Corporate Objective # 6). Given that achievement of goals above Maximum are capped, it resulted in a payout that was capped at maximum with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #2

Environmental, Social and Governance

Why was this measure chosen?

Environmental, Social and Governance ("ESG") matters have not only become increasingly important to us as a Company, but also to our investors and the communities in which we operate. Improving upon our ESG initiatives has helped us retain employees, manage operating costs, attract premium tenants, and ultimately enhance portfolio value.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2021 ESG initiatives, the Compensation Committee reviewed the Company's ESG plan which included several objectives. The Compensation Committee then selected 16 objectives and after consultation with the independent compensation consultant, assigned a point value to each objective and established a Target for 2021 ESG initiatives of 16 points, with a range of 12 (Threshold) to 20 (Maximum). The table below lists each objective, including the assigned point value and the Company's final achievement relative to each objective.

Goal
Category	Objective	Points	Achievement

ISS	● Improve Environmental "E" score ● Maintain or Improve Social "S" score ● Improve Governance "G" score	1 1 1	✓ ✓ ✓

GRESB	● Increase overall score ● Improve relative ranking among office peers ● Maintain 5-Star rating (highest possible achievement)	1 1 1	✓ ✓ ✓
●

LEED	● Maintain LEED certification for entire portfolio ● Obtain LEED Platinum designation for another asset in the portfolio	1 1	✓ ✓

Energy Star	● Increase number of "Energy Star" certified properties ● Achieve the coveted "Energy Star Partner-of-Year" designation	1 1	✓

Fitwel	● Increase the number of Fitwel certified properties ● Achieve the coveted "Fitwel Champion" designation	1 1	✓ ✓

Other	● Conduct 2 degree Celsius climate change modeling ● Reduce greenhouse gas emissions “GHG” by 5% from 2019 level ● Reduce energy consumption by 5% from 2019 level ● Reduce water consumption by 5% from 2019 level	1 3 2 2	✓ ✓ ✓ ✓

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COMPENSATION DISCUSSION AND ANALYSIS

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	74,250	222,750	204,188
Paes	10.0%	24,375	73,125	67,031
Brindley	10.0%	21,000	63,000	57,750
Johnson	40.0%	31,200	93,600	85,800
Zobel	10.0%	13,000	39,000	35,750

What were the Actual Results?

We ended 2021 with an ESG score of 19 points, which was better than our Target of 16 points. Given that this outcome was above the Target but below the Maximum, it resulted in a payout between target and maximum, with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #3

Square Footage of Signed Leases

Why was this measure chosen?

Leasing is a very important aspect of our business and the amount of square feet leased has a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2021 Square Footage of Signed Leases, the Compensation Committee considered, among other things, the following:

●	The Square Footage of Signed Leases in the prior year (2020) - which amounted to 699,000 square feet and was factored heavily by the Compensation Committee given the ongoing impact of the COVID-19 pandemic as we began the 2021 calendar year;
●	Our historical average of Square Footage of Signed Leases - which was approximately 1.0 million square feet per year; and
●	Our 2021 internal projections for Square Footage of Signed Leases - which was an ambitious 750,000 square feet, or 7.3% more than the square feet we signed in 2020. Our internal projections of 750,000 square feet of leasing were comprised of (i) 400,000 square feet of “occupancy increasing” leasing (i.e., lease up of existing vacant space or space that expired in 2021 and was leased up subsequent to its expiration date), and (ii) 350,000 square feet of “renewal” leasing (i.e. lease up of space prior its scheduled expiration date).

Based on, among other factors, the items considered above, the Compensation Committee established a Target for 2021 of 750,000 square feet, with a range of 600,000 square feet (Threshold) to 900,000 square feet (Maximum). The Target of 750,000 square feet was in line with our internal projections and 7.3% higher than the square footage we leased in the prior year.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	49,500	148,500	148,500
Paes	10.0%	24,375	73,125	73,125
Brindley	25.0%	52,500	157,500	157,500
Johnson	10.0%	7,800	23,400	23,400
Zobel	10.0%	13,000	39,000	39,000

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COMPENSATION DISCUSSION AND ANALYSIS

What were the Actual Results?

We ended 2021 with signed leases aggregating 1,016,900 square feet of space, which was above our Maximum goal of 900,000 square feet. Our leasing outperformance was driven largely by (i) the unanticipated early renewal of the Gershwin Theatre lease in New York City aggregating 155,000 square feet, which was scheduled to expire in 2022, and (ii) the earlier than anticipated lease up of a portion (81,500 square feet) of its 132,000 square foot TD Bank lease which expired in the second quarter of 2021, that was factored in the Company’s business plan to be leased up in 2022. Given that achievement of goals above Maximum are capped, it resulted in a payout that was capped at maximum, with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #4

Same Store Leased Occupancy

Why was this measure chosen?

Same Store Leased Occupancy is used to measure the occupancy of properties that were owned by us in a similar manner during both the current period and prior reporting periods. The occupancy levels of our properties have a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2021 Same Store Leased Occupancy, the Compensation Committee considered, among other things, the following:

●	The existing leased occupancy rate of our same store portfolio - which was 95.2% at the beginning of the year;
●	The square footage of leases that were scheduled to expire in 2021 and its impact on leased occupancy - which amounted to over 1.0 million square feet (which would bring the 95.2% leased occupancy down by 10.3% to a “starting” base line leased occupancy of 84.9% if all tenants vacated their space upon the expiration of their lease);
●	Our 2021 internal projections for Same Store Leased Occupancy - which was an ambitious 89.0%, or 4.1% higher than the base line occupancy of 84.9%; and
●	The ongoing COVID-19 operating environment – which affected all major businesses, including our tenants and their decision to sign lease commitments in light of the ongoing economic impact of COVID-19 on their business as well as their employees’ desire to work remotely, which could translate into a reduction of space needs.

Based on, among other factors, the items considered above, the Compensation Committee established a Target for 2021 Same Store Leased Occupancy of 89.0%, with a range of 88.0% (Threshold) to 90.0% (Maximum). The Target for Same Store Leased Occupancy of 89.0% was in line with our internal projections and only 6.2% lower than the prior year, notwithstanding the 14.0% anticipated reduction because of leases expiring in 2021.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	49,500	148,500	148,500
Paes	10.0%	24,375	73,125	73,125
Brindley	25.0%	52,500	157,500	157,500
Johnson	10.0%	7,800	23,400	23,400
Zobel	10.0%	13,000	39,000	39,000

What were the Actual Results?

We ended 2021 with a Same Store Leased Occupancy rate of 90.7%, which was above our Maximum goal of 90.0%. Our leased occupancy outperformance was driven largely by the earlier than anticipated lease up of a portion (81,500 square feet) of 132,000 square foot TD Bank lease that expired in the second quarter of 2021, that was factored in the Company’s business plan to be leased up in 2022. Given that achievement of goals above Maximum are capped, it resulted in a payout that was capped at maximum with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #5

Fundraising (JV and Fund Capital)

Why was this measure chosen?

Raising capital through funds and joint ventures, provides us flexibility to grow and execute on our business plan, especially at times when our own cost of equity capital is constrained. Further, it helps us generate fee income and enhances the overall returns to our stockholders.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2021 Fundraising, the Compensation Committee considered, among other things, the following:

●	Our historical Fundraising average – which amounted to approximately $400 million per year;
●	The Fundraising achieved in the prior year (2020) – which amounted to $265 million; and
●	The ongoing COVID-19 operating environment – and its impact on fundraising.

Based on, among other factors, the items considered above, the Compensation Committee established a Target for 2021 Fundraising of $300 million, with a range of $200 million (Threshold) to $400 million (Maximum).

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	74,250	222,750	-
Paes	10.0%	24,375	73,125	-
Brindley	10.0%	21,000	63,000	-
Johnson	10.0%	7,800	23,400	-
Zobel	40.0%	52,000	156,000	-

What were the Actual Results?

We ended 2021 with of $100M of Fund/Capital Raised, which was below the Threshold of $200M. Given that this outcome was below the Threshold of $200M, it resulted in no payout with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #6

General and Administrative Expense

Why was this measure chosen?

General and administrative expense represents our corporate overhead, of which a meaningful component is executive compensation. It is used by our investors and analysts to assess how efficiently we manage our overhead.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2021 G&A, the Compensation Committee considered, among other things, the following:

●	The existing G&A costs to run our business, including
o	the markets in which we operate such as San Francisco and New York City (our headquarter location);
o	the projected increases in payroll costs to retain existing employees; and
o	the cost savings from a “reduction in force” in light of the ongoing challenges presented by the COVID-19 pandemic.

Based on, among other factors, the items considered above, the Compensation Committee established a rigorous G&A Target for 2021 of $56.3 million, with a range of $57.3 million (Threshold) to $55.3 million (Maximum). The Target of $56.3 million for G&A established by the Compensation Committee was 3.0% lower than our internal projections and 10.0% lower than the prior year.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	74,250	222,750	222,750
Paes	25.0%	60,938	182,813	182,813
Brindley	10.0%	21,000	63,000	63,000
Johnson	10.0%	7,800	23,400	23,400
Zobel	10.0%	13,000	39,000	39,000

What were the Actual Results?

We ended 2021 with General and Administrative expenses of $55.1 million, which was better than our Maximum goal of $55.3 million. Our better than expected cost savings in general and administrative expenses were driven primarily due to lower professional fees. Given that achievement of goals above Maximum are capped, it resulted in a payout that was capped at maximum with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

As indicated earlier, the Compensation Committee designed the STIC program to encourage outstanding individual and Company performance by motivating the NEOs to achieve key annual Corporate Objectives (discussed above) and key annual Individual Objectives (which are summarized in the table below).

	Albert	Wilbur	Peter	Gage	David
Individual Objectives	Behler	Paes	Brindley	Johnson	Zobel
Executing the overall strategy and business plan	●
Overseeing the investment and capital allocation strategy	●
Developing new and expanding existing joint venture relationships	●				●
Effective communication with executive management on matters of tactical and strategic importance	●
Motivating senior management to deliver superior results	●
Serving as a strategic business partner to the CEO in all areas of the business		●
Managing the Company's capital structure and maintaining a strong and flexible balance sheet		●
Successfully refinancing the maturing loan at 1301 Avenue of the Americas and the Company’s revolving credit facility		●
Monitoring tenant collections in the wake of COVID-19		●
Overseeing the Company's financial strategy and planning		●
Actively engaging with the investor and analyst community		●
Effectively leading the Company’s leasing initiatives in both of its markets			●
Leasing 50% of the space vacated by the Company’s largest tenant			●
Leading the Company's COVID-19 "Re-Entry" Task Force and preparing the buildings for a safe and healthy work environment			●
Overseeing the Company's acquisition, disposition and capital raising initiatives					●
Effectively executing on selective real estate dispositions to enable capital recycling into higher yielding investment opportunities					●
Raising third-party capital to further investment initiatives					●
Ensuring ongoing compliance with regulatory agencies				●
Overseeing of the Company's sustainability initiatives, including performing a 2° Celsius scenario on our properties				●

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COMPENSATION DISCUSSION AND ANALYSIS

Evaluation of Corporate Objectives

After evaluating the achievement of each Corporate Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their achievement of the Corporate Objectives.

	% of Total	Corporate Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(150%)	Payout	Target
Albert Behler	60%	$ 495,000	$ 990,000	$ 1,485,000	$ 1,243,688	126%
Wilbur Paes	50%	243,750	487,500	731,250	652,032	134%
Peter Brindley	50%	210,000	420,000	630,000	561,750	134%
Gage Johnson	50%	78,000	156,000	234,000	202,800	130%
David Zobel	50%	130,000	260,000	390,000	230,750	89%
Total		$ 1,156,750	$ 2,313,500	$ 3,470,250	$ 2,891,020	125%

Evaluation of Individual Objectives

In determining each of our NEO’s achievement of his Individual Objectives, the Compensation Committee assessed the performance of each NEO as compared to his Individual Objectives. After evaluating the achievement of each Individual Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their assessment of each NEO’s achievement of the Individual Objectives.

	% of Total	Individual Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(150%)	Payout	Target
Albert Behler	40%	$ 330,000	$ 660,000	$ 990,000	$ 981,312	149%
Wilbur Paes	50%	243,750	487,500	731,250	727,968	149%
Peter Brindley	50%	210,000	420,000	630,000	588,250	140%
Gage Johnson	50%	78,000	156,000	234,000	222,200	142%
David Zobel	50%	130,000	260,000	390,000	369,250	142%
Total		$ 991,750	$ 1,983,500	$ 2,975,250	$ 2,888,980	146%

Total Short Term Incentive Compensation

The table below summarizes the total STIC that was awarded to each of our NEOs, pursuant to the Compensation Committee’s assessment of the Corporate Objectives and each NEO’s Individual Objectives as more fully described in the preceding pages

	Total STI Compensation Opportunity			Actual	% of
Name	Threshold	Target	Maximum	Payout	Target
Albert Behler	$ 825,000	$ 1,650,000	$ 2,475,000	$ 2,225,000	135%
Wilbur Paes	487,500	975,000	1,462,500	1,380,000	142%
Peter Brindley	420,000	840,000	1,260,000	1,150,000	137%
Gage Johnson	156,000	312,000	468,000	425,000	136%
David Zobel	260,000	520,000	780,000	600,000	115%
Total	$ 2,148,500	$ 4,297,000	$ 6,445,500	$ 5,780,000	135%

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COMPENSATION DISCUSSION AND ANALYSIS

Bonus Exchange Program

In order to encourage our NEOs to increase their equity holdings and further align the interests of our NEOs with that of our stockholders, the Compensation Committee approved a bonus exchange program for 2021 similar to the bonus exchange program that was approved for 2020. Pursuant to the 2021 Bonus Exchange Program, each of our NEOs could elect to exchange all or a portion of his STIC for fully vested AOLTIP units or LTIP units of our operating partnership, with a value equal to the cash bonus exchanged. Alternatively, each of our NEOs (other than our CEO) have the option to elect to exchange all or a portion of his STIC for AOLTIP units or LTIP units, subject to three-year vesting (40%, 40% and 20%), with a value equal to 125% of the cash bonus exchanged.

The table below presents the details of the bonus amounts exchanged by each NEO that participated in our Bonus Exchange Program, and the corresponding AOLTIP units or LTIP units issued pursuant to the 2021 bonus exchange program. Each vested AOLTIP Unit may be converted, at the election of the holder, into a number of common units in our operating partnership, determined by the increase in value of a share of our common stock at the time of the conversion over the participation threshold, which was the fair market value of a share of our common stock on the date of grant.

	Bonus Exchange
	Grant Date Fair Value of units
	issued in Lieu of Cash Bonus
Executive	AOLTIP Units		LTIP Units
Albert Behler	$ 2,225,000	(1)	$ -
Wilbur Paes	475,000	(2)	-
Peter Brindley	62,500	(3)	250,000	(3)
Gage Johnson	-		125,000	(4)

_______

(1)	Mr. Behler exchanged $2,225,000 of his bonus and received 1,112,500 fully vested AOLTIP units that have a participation threshold of $8.63 per unit.
(2)	Mr. Paes exchanged $380,000 of his bonus and received 237,500 AOLTIP units, subject to vesting over three years, that have a participation threshold of $8.63 per unit.
(3)	Mr. Brindley exchanged $250,000 of his bonus and received 31,566 LTIP units, subject to vesting over three years and 31,250 AOLTIP units, subject to vesting over three years, that have a participation threshold of $8.63 per unit.
(4)	Mr. Johnson exchanged $100,000 of his bonus and received 15,783 LTIP units, subject to vesting over three years.

Long-Term Incentive Compensation (“LTIC”)

The Compensation Committee believes that, generally, a substantial portion of each NEO’s annual compensation should be in the form of long-term equity. LTIC in the form of equity encourages management to create stockholder value over the long term, because the value of the equity award is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. LTIC equity awards are granted in the form of LTIP units, representing a class of partnership interests in our operating partnership and are comprised of performance-based LTIP units (60% for our CEO and 50% for all other NEOs), time-based LTIP units (15% for our CEO and 25% for all other NEOs) and time-based AOLTIP units (25% for all NEOs).

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determined the value of the equity awards for each NEO primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors and feedback received from FPL, the Compensation Committee’s former independent compensation consultant. Below are details of the annual equity awards that were granted to each of our NEOs in 2021 as 2021 compensation.

	Long-Term Equity Incentive Awards
Executive	Grant Date Fair Value of Performance- Based LTIP Units	Grant Date Fair Value of Time-Based LTIP Units	Grant Date Fair Value of AOLTIP Units	Total Grant Date Fair Value of Long-Term Equity Awards
Albert Behler	$ 3,750,000	$ 937,500	$ 1,562,500	$ 6,250,000
Wilbur Paes	1,050,000	525,000	525,000	2,100,000
Peter Brindley	700,000	350,000	350,000	1,400,000
Gage Johnson	262,500	131,250	131,250	525,000
David Zobel (1)	525,000	262,500	262,500	1,050,000
(1)	In December 2021, Mr. Zobel tendered his resignation as Executive Vice President, Head of Acquisitions, effective January 20, 2022.

We had previously described these awards in our 2021 proxy statement as having been granted as 2020 compensation. However, as part of the comprehensive review of our executive compensation program undertaken by FW Cook following engagement as the Compensation Committee’s current independent compensation consultant in the summer of 2021, the Compensation Committee reassessed each element of compensation, including our LTIC equity awards. Following this review, the Compensation Committee now considers LTIC equity awards as granted for the year in which the grant occurs. This change in philosophy is intended to recognize the forward-looking nature of the awards, which are based primarily on each executive’s importance to the Company and the desire to motivate and incentivize future long-term contributions to our success rather than the prior year’s performance. The change is also intended to simplify and streamline our disclosure by better aligning the timing and discussion of LTIC equity awards with the disclosure of such awards in the Summary Compensation Table for 2021 and in the future.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based LTIP Units

On January 11, 2021, the Compensation Committee approved a multi-year performance-based LTIC program. The purpose of the performance program is to further align the interests of our stockholders with that of management by encouraging our senior officers to create stockholder value in a “pay-for-performance” structure.

The following are the key highlights of the performance program

●	100% of the awards are based on relative TSR;
●	Relative TSR is measured against our most directly comparable NYC office peers (50.0%) and the constituents of the SNL Office REIT Index at the time the awards were granted (50%);
●	If our absolute TSR is negative over the performance measurement period, the payout is reduced by 30.0%;
●	NEOs are required to hold earned awards for an additional year following the performance-measurement period.

Under the performance program, participants may earn awards in the form of LTIP units of our operating partnership based on our TSR over a three-year performance measurement period beginning on January 1, 2021 and continuing through December 31, 2023 as follows:

●	50.0% of the award is earned based on the rank of our TSR relative to the returns of the CBD-focused New York City office peers, comprised of Vornado Realty Trust, SL Green Realty Corp., Empire State Realty Trust and Columbia Property Trust[1] over the three-year performance measurement as follows:

Percentage of
Peer Relative
Peer Rank	LTIP Units Earned
Highest	100%
Second Highest	75%
Third Highest	50%
Fourth Highest	25%
Fifth Highest	0%
●	50.0% of the award is earned based on the percentile rank of our TSR relative to performance of the constituents of the SNL Office REIT Index at the time the awards were granted as follows:

Percentage of
Index Relative
Index Percentile Rank	LTIP Units Earned
At or above the 80th percentile	100%
At the 55th percentile	66%
At the 30th percentile	33%
Below the 30th percentile	0%

If our TSR is negative over the three-year performance measurement period, then the number of LTIP units that are earned under the performance program will be reduced by 30.0% of the number of such awards that otherwise would have been earned.

In addition, if the designated performance objectives are achieved, awards earned under the performance program are also subject to vesting based on continued employment with us through December 31, 2024, with 50.0% of each award vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2024. Furthermore, our NEOs are required to hold earned awards for an additional year following vesting.

1 In December 2021, Columbia Property Trust completed a merger that subsequently resulted in its delisting on the NYSE and its removal from the New York City office peers.

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COMPENSATION DISCUSSION AND ANALYSIS

LTIP Units and AOLTIP Units

As part of the LTIC program, we grant our NEOs a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our Performance Programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

In addition to the LTIP units described above, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as AOLTIP units. AOLTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes.

Like stock options, AOLTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the AOLTIP units are granted. At the time of the grant of AOLTIP units, the operating partnership establishes a participation threshold, the vesting terms and the mandatory conversion date, if any, for the AOLTIP units. The participation threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the participation threshold will equal the per unit value of the common units of our operating partnership on the grant date. AOLTIP units will receive distributions on a per unit basis equivalent to 10% of the dividends paid per share on our common stock from the grant date to their conversion as opposed to holders of stock options who will not receive any distributions relating to periods between grant and exercise.

Once AOLTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the AOLTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the AOLTIP units that are converted. The “spread” for each AOLTIP unit will equal the excess, if any, of the per share value of our common stock on the conversion date above such per share value at the time the AOLTIP unit was granted (i.e., the participation threshold). Any AOLTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the AOLTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if per share value of our common stock on the conversion date is less than the participation threshold for the AOLTIP units.

The time-based LTIP units and AOLTIP Units that were granted for 2021 are subject to ratable vesting over four years (i.e., 25% vesting on each of February 15, 2022, 2023, 2024 and 2025, subject to continued employment).

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COMPENSATION DISCUSSION AND ANALYSIS

Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees and administers our Amended and Restated 2014 Equity Incentive Plan.

The Compensation Committee, after taking into account recommendations from our independent compensation consultant, determines all components of our CEO’s compensation. With respect to the other NEOs, the Compensation Committee seeks input from our CEO, in addition to our independent compensation consultant, and then reviews and grants final approval of all components of our other NEOs’ compensation as well.

Compensation Consultant

The Compensation Committee has engaged FW Cook, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FW Cook provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our NEOs. FW Cook also guided the Compensation Committee in the design of our performance-based equity programs.

The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. The Compensation Committee has determined that FW Cook is independent, and that their work has not raised any conflicts of interest.

Management

Our CEO attends Compensation Committee meetings, as appropriate, provides information as to the individual performance of the other NEOs and makes annual recommendations to the Compensation Committee of appropriate compensation levels for all NEOs other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by the Compensation Committee in its sole discretion and the Compensation Committee regularly meets in executive session without our CEO or any members of management.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Practices

Employment Agreements

As of December 31, 2021, we have employment agreements with Messrs. Behler, Paes and Brindley.

On February 4, 2021, we entered into an employment agreement with Messrs. Paes and Brindley in connection with their respective promotions to Chief Operating Officer, Chief Financial Officer and Treasurer, and Executive Vice President – Head of Real Estate. The terms of the employment agreements for Messrs. Paes and Brindley ends on March 31, 2024, unless earlier terminated and will automatically extend for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term. Under the terms of their employment agreements, Messrs. Paes and Brindley are entitled to receive an annual base salary of $650,000 and $560,000, respectively, subject to potential merit increases (but not decreases) each year and a target annual bonus in the amount of at least 150% of base salary. In addition, in connection with their respective promotions, the Compensation Committee made a special promotional equity award to Messrs. Paes and Brindley of $1,500,000, which consisted of 180,941 LTIP units that will cliff-vest if Messrs. Paes and Brindley continue to serve the Company for a five-year period ending on February 4, 2026. The special promotional equity award to Messrs. Paes and Brindley was based on the additional responsibilities assumed by each executive in connection with their respective promotions, and their overall value to the Company. Additionally, each employment agreement provides for certain severance, termination, and restrictive covenant provisions.

On October 26, 2021, we entered into a new employment agreement with Mr. Behler, which became effective on January 1, 2022, the date on which his existing employment agreement was scheduled to expire. The initial term of the new employment agreement ends on December 31, 2024, unless earlier terminated and will automatically extend for additional one-year terms unless either party provides written notice of a non-renewal no later than 180 days prior to December 31 of a given year. The employment agreement provides that upon completion of the Initial Term, Mr. Behler will become an at-will employee. During the period of any at-will employment, Mr. Behler will be subject to certain restrictive covenants, including noncompetition and nonsolicitation covenants and he will be covered under the Company’s executive severance plan, if any, then in effect and applicable to executive officers who do not have a written employment agreement with the Company. The employment agreement also provides that if Mr. Behler retires on or after January 1, 2024, it will be considered a “qualifying retirement” if Mr. Behler (i) provides written notice to the Company no later than 180 days prior to his retirement date and (ii) signs a customary separation and release agreement. In connection with a “qualified retirement,” Mr. Behler will be entitled to certain retirement benefits, including (i) continued vesting of LTIP and AOLTIP units, subject to continued compliance with the Employment Agreement’s noncompetition and nonsolicitation provisions (including after their expiration for other purposes), (ii) the Company’s payment of the premiums for group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to the maximum period prescribed under law and (iii) secretarial assistance for up to 20 hours per week for five years from the date of retirement. The remaining terms of Mr. Behler’s new employment agreement are substantially consistent with the terms of his previous employment agreement.

Executive Severance Plan

We have an Executive Severance Plan for all executive officers that are not covered under a separate employment agreement. As of December 31, 2021 the Executive Severance Plan covered Messrs. Zobel and Johnson, and Ms. Berberi. (See “Potential Payments Upon Termination or Change in Control” below). The Executive Severance Plan provides a certain level of severance in the event of a termination by us without cause or by the executives for good reason. In return, each executive agrees to certain restrictive covenants, including noncompetition and nonsolicitation covenants during their employment with us and for a limited period after termination of employment. We believe that the Executive Severance Plan provides appropriate incentives and protections to these executives and, because the severance benefits are agreed to in advance, avoid the need for protracted negotiations in the event of termination of employment.

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COMPENSATION DISCUSSION AND ANALYSIS

Resignation and Release Agreement with David Zobel

On December 20, 2021, Mr. Zobel tendered his resignation as Executive Vice President, Head of Acquisitions, effective January 20, 2022. Given that Mr. Zobel worked for all of 2021, he received a cash bonus in the amount of $600,000, which was equal to his earned cash bonus under our 2021 STIC program (see pages 52-65). In addition, in exchange for the execution of a release agreement through which Mr. Zobel agreed to remain subject to noncompetition and noninterference covenants for three months after his resignation, we accelerated the vesting of 41,562 of Mr. Zobel’s previously granted and unvested LTIP Units and 95,312 previously granted and unvested AOLTIP Units that would otherwise would have vested on February 15, 2022, less than one month after Mr. Zobel’s termination date, if Mr. Zobel were still employed by the Company. All of Mr. Zobel’s other remaining unvested equity awards were forfeited in accordance with their terms upon the effectiveness of Mr. Zobel’s resignation.

Other Elements of Compensation

Employee Benefits. Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. We have a 401(k) Savings/Retirement Plan (“401(k) Plan”) that covers eligible employees, including our NEOs. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0% and 50.0% of the next 6.0% of the participant’s compensation.

Perquisites and Other Personal Benefits. We reimburse Mr. Behler for his club memberships up to $20,000 each year and provide him with life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. Mr. Behler also has personal use of a Company-leased car as well as limousine service. We provide Messrs. Paes and Brindley with an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.

Clawback Policy

We have adopted a formal clawback policy, which allows us to recoup compensation paid to an officer covered by the policy if the related financial results are subsequently restated as described below. The policy covers all of our current and former NEOs as well as certain other specified officers. Pursuant to this policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then the Compensation Committee may require an employee covered by the policy to repay or forfeit to the Company “excess compensation.” Excess compensation includes annual cash bonus and long-term incentive compensation in any form (including AOLTIP units and LTIP units, whether time-based or performance-based) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from an officer, the Compensation Committee may take into account any factors it deems reasonable, including any determination whether the officer engaged in fraud, willful misconduct or committed acts or omissions which materially contributed to the events that led to the restatement.

The Compensation Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock. Under our anti-hedging policy, no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee. Our anti-hedging policy applies to additional designated employees, but not all of our employees are subject to the policy.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance LTIP units. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance LTIP units. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under the Amended and Restated 2014 Equity Incentive Plan will be accounted for under ASC Topic 718.

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COMPENSATION DISCUSSION AND ANALYSIS

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FW Cook, and the Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation of our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (STIC and LTIC) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned. We have also put in place various policies (anti-hedging and pledging and clawback policies and stock ownership guidelines) that address and mitigate compensation-related risks.

Tax Gross-Up Payments

We do not provide any “golden parachute” tax gross-up payments to our NEOs. Under the employment agreements with certain of our NEOs, if any payments or benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Considerations

LTIP Units and AOLTIP Units. For the LTIC awards that we grant to our NEOs, we issue a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our Performance Programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

In addition to the LTIP units described above, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as AOLTIP units. AOLTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Like stock options, AOLTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the AOLTIP units are granted. At the time of the grant of AOLTIP units, the operating partnership establishes a participation threshold, the vesting terms and the mandatory conversion date, if any, for the AOLTIP units. The participation threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the participation threshold will equal the per unit value of the common units of our operating partnership on the grant date. AOLTIP units will receive distributions on a per unit basis equivalent to 10% of the dividends paid per share on our common stock from the grant date to their conversion as opposed to holders of stock options who will not receive any distributions relating to periods between grant and exercise.

Once AOLTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the AOLTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the AOLTIP units that are converted. The “spread” for each AOLTIP unit will equal the excess, if any, of the per share value of our common stock on the conversion date above such per share value at the time the AOLTIP unit was granted (i.e., the participation threshold). Any AOLTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the AOLTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if per share value of our common stock on the conversion date is less than the participation threshold for the AOLTIP units.

LTIP units and AOLTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or AOLTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his LTIP units or AOLTIP units convert. Therefore, an executive who wishes to hold his equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or AOLTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and AOLTIP units for grants to our executives. We believe that the use of LTIP units and AOLTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock or stock options, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the use of LTIP units and AOLTIP units, as compared to restricted stock and stock options.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Greg Wright (Chair)

Martin Bussmann

Peter Linneman

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Compensation of Executive Officers

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our NEOs:

Name and Principal Position	Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation $		Stock Awards $		All Other Compensation $		Total $
Albert Behler	2021	1,100,000	-	2,225,000	(3)	6,250,000	(1)	171,050	(2)	9,746,050
Chairman, Chief Executive	2020	1,100,000	-	1,500,000	(3)	6,524,028	(4)	173,865		9,297,893
Officer and President	2019	1,100,000	-	2,325,000	(3)	5,750,000		181,506		9,356,506
Wilbur Paes	2021	647,700	-	1,380,000	(3)	3,600,000	(1)(5)	37,176	(2)	5,664,876
Chief Operating Officer,	2020	624,000	-	900,000		2,353,871	(4)	37,176		3,915,047
Chief Financial Officer	2019	600,000	-	1,350,000		4,628,907	(3)(6)	34,346		6,613,253
and Treasurer
Peter Brindley	2021	556,462	-	1,150,000	(3)	2,900,000	(1)(5)	35,726	(2)	4,642,188
Executive Vice President,	2020	520,000	-	615,000		1,513,662	(3)(4)	21,879		2,670,541
Head of Real Estate	2019	500,000	-	900,000	(3)	1,396,875	(3)	21,298		2,818,173
Gage Johnson	2021	390,000	-	425,000	(3)	555,000	(1)(3)	21,868	(2)	1,391,868
Senior Vice President,	2020	390,000	-	295,000	(3)	617,119	(3)(4)	21,861		1,323,980
General Counsel and	2019	375,000	-	360,000	(3)	525,000	(3)	21,258		1,281,258
Secretary
David Zobel	2021	416,000	-	600,000		1,112,500	(1)(3)	20,628	(2)	2,149,128
Former Executive Vice	2020	416,000	-	470,000	(3)	1,121,160	(3)(4)	21,727		2,028,887
President, Head of	2019	400,000	-	600,000	(3)	1,000,000		21,048		2,021,048
Acquisitions

(1)	Reflects the aggregate grant date fair value of stock awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Assuming that maximum performance is achieved for performance awards granted in 2021 (which we refer to as the 2020 Performance Program), the value of the awards made to our NEOs under the 2020 Performance Program at the date of grant would have been as follows: Mr. Behler – $7,581,257; Mr. Paes – $2,122,764; Mr. Brindley – $1,415,182; Mr. Johnson – $530,693 and Mr. Zobel – $1,061,386, respectively. The actual grant date fair value of these awards are set forth below under “2021 Grants of Plan Based Awards.”
(2)	The table below sets forth the components of “All Other Compensation” for 2021.

Executive	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car Allowance/ Car/ Car Insurance $		Parking $		Club Membership $	Total $
Albert Behler	90,298	26,000	34,752		-		20,000	171,050
Wilbur Paes	2,676	19,500	15,000	(a)	-	(a)	-	37,176
Peter Brindley	2,676	19,300	13,750	(b)	-	(b)	-	35,726
Gage Johnson	2,368	19,500	-		-		-	21,868
David Zobel	2,468	18,160	-		-		-	20,628
(a)	Mr. Paes received an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.
(b)	Mr. Brindley received an annual car allowance of $15,000 beginning in February 2021, and free parking at the Company’s premises for which the Company did not incur incremental cost.

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COMPENSATION OF EXECUTIVE OFFICERS

(3)	Our NEOs may elect to exchange all or a portion of their STIC for equity pursuant to our Bonus Exchange Program (see page 65 for details). The following table shows the actual cash bonuses awarded to the NEOs pursuant to our STIC program that participated in the Bonus Exchange Program, including the amount exchanged, the premium received on exchange and the exchanged equity value. Pursuant to SEC rules, the amount of the actual bonuses awarded is reported in the above Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column, but the 25% premium on exchange is disclosed in the following year under the column “Stock Awards.”

Executive	Year	STI Compensation $	Amount Exchanged $	25% Premium on Exchange $	Exchange Equity Value $
Albert Behler	2021	2,225,000	2,225,000	-	2,225,000
	2020	1,500,000	1,200,000	-	1,200,000
	2019	2,325,000	456,250	-	456,250
Wilbur Paes	2021	1,380,000	380,000	95,000	475,000
	2020	900,000	-	-	-
	2019	1,350,000	-	-	-
Peter Brindley	2021	1,150,000	250,000	62,500	312,500
	2020	615,000	-	-	-
	2019	900,000	225,000	56,250	281,250
Gage Johnson	2021	425,000	100,000	25,000	125,000
	2020	295,000	120,000	30,000	150,000
	2019	360,000	241,200	60,300	301,500
David Zobel	2021	600,000	-	-	-
	2020	470,000	250,000	62,500	312,500
	2019	600,000	120,000	30,000	150,000

(4)	Includes for Messrs. Behler, Paes, Brindley, Johnson and Zobel, $274,028, $253,871, $57,412, $31,819 and $41,160, respectively, of incremental fair value (calculated pursuant to ASC Topic 718) relating to amendments of LTIP unit awards originally granted to them between 2017 and 2020.
(5)	Includes LTIP units granted on February 4, 2021 to each of Messrs. Paes and Brindley with a grant date fair value of $1,500,000 in connection with their respective promotions to Chief Operating Officer, Chief Financial Officer and Treasurer, and Executive Vice President – Head of Real Estate.
(6)	Includes LTIP units granted to Mr. Paes with a grant date fair value of $2,500,000 in accordance with his amended and restated employment agreement dated May 31, 2019.

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COMPENSATION OF EXECUTIVE OFFICERS

2021 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our NEOs in the fiscal year ended December 31, 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of shares of Stocks		All Other Option Awards; Number of Securities Underlying		Exercise or Base Price of Options or		Grant Date Fair Value of Stock
	Grant	Approval	Threshold (1)	Target(1)	Maximum(1)	Threshold(2)	Target(2)	Maximum(2)	or Units		Options		Awards		Awards
Executive	Date	Date	$	$	$	#	#	#	#		#		($/Share)		$
Albert Behler	n/a	n/a	825,000	1,650,000	2,475,000	-	-	-	-		-		-		-
	1/11/2021	1/11/2021	-	-	-	176,074	434,530	878,477	-		-		-		3,750,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	117,777	(3)	-		-		937,500
	1/11/2021	1/11/2021	-	-	-	-	-	-	-		781,250	(4)	8.63	(4)	1,562,500
Wilbur Paes	n/a	n/a	487,500	975,000	1,462,500	-	-	-	-		-		-		-
	1/11/2021	1/11/2021	-	-	-	49,301	121,668	245,975	-		-		-		1,050,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	65,955	(3)	-		-		525,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	-		262,500	(4)	8.63	(4)	525,000
	2/4/2021	2/4/2021	-	-	-	-	-	-	180,941	(5)	-		-		1,500,000
Peter Brindley	n/a	n/a	420,000	840,000	1,260,000	-	-	-	-		-		-		-
	1/11/2021	1/11/2021	-	-	-	32,867	81,112	163,984	-		-		-		700,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	43,970	(3)	-		-		350,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	-		175,000	(4)	8.63	(4)	350,000
	2/4/2021	2/4/2021	-	-	-	-	-	-	180,941	(5)	-		-		1,500,000
Gage Johnson	n/a	n/a	156,000	312,000	468,000	-	-	-	-		-		-		-
	1/11/2021	1/11/2021	-	-	-	12,325	30,417	61,494	-		-		-		262,500
	1/11/2021	1/11/2021	-	-	-	-	-	-	16,489	(3)	-		-		131,250
	1/11/2021	1/11/2021	-	-	-	-	-	-	3,788	(6)	-		-		30,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	-		65,625	(4)	8.63	(4)	131,250
David Zobel	n/a	n/a	260,000	520,000	780,000	-	-	-	-		-		-		-
	1/11/2021	1/11/2021	-	-	-	24,651	60,835	122,988	-		-		-		525,000
	1/11/2021	1/11/2021	-	-	-	-	-	-	32,978	(3)	-		-		262,500
	1/11/2021	1/11/2021	-	-	-	-	-	-	-		131,250	(4)	8.63	(4)	262,500
	1/11/2021	1/11/2021	-	-	-	-	-	-	-		31,250	(7)	8.63	(7)	62,500

(1)	Represents possible payouts of the awards made under our STIC program for 2021, which are described in more detail above under “–Compensation Discussion and Analysis.”
(2)	The information in these columns represents awards made under our 2020 Performance Program which are described below. We determine award amounts for our 2020 Performance Program awards based on a target grant date fair value. Accordingly, the target amount in the table above represents the number of LTIP units with a value equal to the target grant date fair value based on a value per LTIP unit equal to the closing price of our common stock on the grant date.
(3)	Represents LTIP units granted to executive officers under our 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2022, 2023, 2024 and 2025 subject to continued employment.
(4)	Represents AOLTIP units with a participation threshold of $8.63 granted to executive officers under our 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2022, 2023, 2024 and 2025 subject to continued employment.
(5)	Represents LTIP units granted to Messrs. Paes and Brindley in connection with their respective promotions to Chief Operating Officer, Chief Financial Officer and Treasurer, and Executive Vice President – Head of Real Estate.
(6)	Mr. Johnson exchanged $120,000 of his 2020 incentive cash bonus for 18,940 LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the LTIP units associated with the premium of $30,000 on conversion of Mr. Johnson’s 2020 incentive cash bonus of $120,000, as the amount of Mr. Johnson’s 2020 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2020 in the Summary Compensation Table.
(7)	Mr. Zobel exchanged $250,000 of his 2020 incentive cash bonus for 156,250 AOLTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the LTIP units associated with the premium of $62,500 on conversion of Mr. Zobel’s 2020 incentive cash bonus of $250,000, as the amount of Mr. Zobel’s 2020 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2020 in the Summary Compensation Table.

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COMPENSATION OF EXECUTIVE OFFICERS

Discussion of Summary Compensation Table and 2021 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table was paid or awarded, are described above under “–Compensation Discussion and Analysis.”

Employment Agreements

We have employment agreements in effect with each of Messrs. Behler, Paes and Brindley. Under the terms of these agreements with Messrs. Behler, Paes and Brindley, they were entitled to receive an annual base salary of $1,100,000, $650,000 and $560,000, respectively, subject to potential merit increases (but not decreases) each year. Each employment agreement also provided for cash bonuses with a target amount of at least 150.0% of base salary, with the amount of the actual cash bonuses, which may be more or less than the target amount, to be made by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant. Each agreement also provided eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, Amended and Restated 2014 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreement for Messrs. Paes and Brindley provided for an annual car allowance of $15,000 and free parking. In addition, the employment agreements for Messrs. Paes and Brindley each provided for the grant of a one-time special promotion equity awards consisting of LTIP units with a value of $1,500,000 subject to cliff vesting based on continued employment through the fifth anniversary of the grant date. The awards were granted on February 4, 2021 and consisted of 180,941 LTIP units.

The term of Mr. Behler’s current employment agreement ends on December 31, 2024. The terms of Messrs. Paes and Brindley’s current employment agreements end on March 31, 2024 unless earlier terminated and will automatically extend for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “–Severance and Change in Control Benefits.”

LTIP Unit Awards

In 2021, we granted LTIP units to our NEOs pursuant to our 2014 Equity Incentive Plan, as described in the 2021 Grants of Plan-Based Awards table. Generally, we make distributions to holders of all LTIP units (other than those granted pursuant to our Performance Programs), whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. For LTIP units granted under our Performance Programs generally, including the 2020 Performance Program, holders are allocated a share of the taxable income from our operating partnership beginning on the grant date and, accordingly, are entitled generally to a corresponding share of distributions per unit from our operating partnership, which is equivalent to 10% of the dividends paid per share on our common stock beginning on the grant date with respect to the maximum number of LTIP units subject to the award. To the extent LTIP units are earned under the 2020 Performance Program, the holder is entitled to the additional amount of distributions that would have been paid during the performance measurement period if such earned LTIP Units had been entitled to distributions per unit equal to 100% of the dividends paid per share on our common stock, which amount will either be paid in cash or in the form of the vesting of an additional number of LTIP unit that would have been received if the holder had contemporaneously reinvested the additional amount of such distributions. See “– Potential Payments Upon Termination or Change in Control” for a description of the treatment of the LTIP units in the event of a termination of employment or a change of control.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth certain information with respect to all outstanding equity awards held by our NEOs as of December 31, 2021.

	Option Awards						Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested(2) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested(1)(2) $
Albert Behler	500,000		-		17.50	11/17/2024	-		-	-	-
	238,971		-		14.94	2/23/2026	-		-	-	-
	606,344		-		16.81	1/30/2027	-		-	-	-
	600,000	(3)	-		8.63	1/11/2028	-		-	-	-
	-		781,250	(4)	8.63	1/11/2028	-		-	-	-
	-		-		-	-	29,070	(5)	242,444	-	-
	-		-		-	-	70,351	(6)	586,727	-	-
	-		-		-	-	143,240	(7)	1,194,622	-	-
	-		-		-	-	117,777	(8)	982,260	-	-
	-		-		-	-	-		-	701,434	5,849,960
Wilbur Paes	100,000		-		19.08	3/31/2025	-		-	-	-
	-		262,500	(4)	8.63	1/11/2028	-		-	-	-
	-		-		-	-	12,685	(5)	105,793	-	-
	-		-		-	-	32,627	(6)	272,109	-	-
	-		-		-	-	10,680	(9)	89,071	-	-
	-		-		-	-	190,259	(10)	1,586,760	-	-
	-		-		-	-	60,161	(7)	501,743	-	-
	-		-		-	-	65,955	(8)	550,065	-	-
	-		-		-	-	180,941	(11)	1,509,048	-	-
	-		-		-	-	-		-	196,401	1,637,984
Peter Brindley	-		175,000	(4)	8.63	1/11/2028	-		-	-	-
	-		-		-	-	7,752	(5)	64,652	-	-
	-		-		-	-	22,023	(6)	183,672	-	-
	-		-		-	-	3,884	(9)	32,393	-	-
	-		-		-	-	40,107	(7)	334,492	-	-
	-		-		-	-	13,082	(12)	109,104	-	-
	-		-		-	-	43,970	(8)	366,710	-	-
	-		-		-	-	180,941	(11)	1,509,048	-	-
	-		-		-	-	-		-	130,934	1,091,990
Gage Johnson	21,378		-		16.81	1/30/2027	-		-	-	-
	-		65,625	(4)	8.63	1/11/2028	-		-	-	-
	-		-		-	-	5,242	(5)	43,718	-	-
	-		-		-	-	8,157	(6)	68,029	-	-
	-		-		-	-	2,072	(9)	17,280	-	-
	-		-		-	-	15,041	(7)	125,442	-	-
	-		-		-	-	14,024	(12)	116,960	-	-
	-		-		-	-	16,489	(8)	137,518	-	-
	-		-		-	-	18,940	(13)	157,960	-	-
	-		-		-	-	-		-	49,100	409,494
David Zobel	-		131,250	(4)	8.63	1/11/2028	-		-	-	-
	-		156,250	(14)	8.63	1/11/2028	-		-	-	-
	-		-		-	-	10,483	(5)	87,428	-	-
	-		-		-	-	16,314	(6)	136,059	-	-
	-		-		-	-	30,081	(7)	250,876	-	-
	-		-		-	-	6,977	(12)	58,188	-	-
	-		-		-	-	32,978	(8)	275,037	-	-
	-		-		-	-	-		-	98,202	819,005
(1)	Based on a price of $8.34 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2021. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

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COMPENSATION OF EXECUTIVE OFFICERS

(2)	Represents outstanding awards under our 2019 and 2020 Performance Programs. Awards under our 2019 Performance Program are earned based on our TSR over a three-year performance period ending December 31, 2022, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2023, subject to continued employment. Awards under our 2020 Performance Program are earned based on our TSR over a three-year performance period ending December 31, 2023, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2024, subject to continued employment. Assuming performance for the three-year performance period applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2021, the NEOs would have earned awards under the 2019 Performance Program and 2020 Performance Program between threshold and target only with respect to a portion of the awards that measure our Relative TSR against that of our NYC office peers. In accordance with SEC rules, the number and market or payout value of equity incentive plan awards is based on the awards that the NEOs would have earned under our Performance Programs at the performance levels set forth below. All components of the award are included at the same performance level and, as linear interpolation applies for performance between levels, target amounts are based on the grant date fair value of the award divided by the price per share of our common stock on the grant date, which reflects the manner in which our Compensation Committee determines the target amount of these awards.

	2019 Performance	2020 Performance
Executive	Program at Target	Program at Target
Albert Behler	266,904	434,530
Wilbur Paes	74,733	121,668
Peter Brindley	49,822	81,112
Gage Johnson	18,683	30,417
David Zobel	37,367	60,835

(3)	Represents fully vested AOLTIP units granted on January 11, 2021 in connection with our bonus exchange program.
(4)	Represents the AOLTIP units granted on January 11, 2021, with vesting in equal installments on each of February 15, 2022, 2023, 2024 and 2025, subject to continued employment.
(5)	Represents the unvested portion of LTIP units granted on February 5, 2018, with vesting on February 15, 2022, subject to continued employment.
(6)	Represents the unvested portion of LTIP units granted on January 14, 2019, with vesting in equal installments on each of February 15, 2022 and 2023, subject to continued employment.
(7)	Represents the unvested portion of LTIP units granted on January 17, 2020, with vesting in equal installments on each of February 15, 2022, 2023 and 2024, subject to continued employment.
(8)	Represents the LTIP units granted on January 11, 2021, with vesting in equal installments on each of February 15, 2022, 2023, 2024 and 2025, subject to continued employment.
(9)	Represents the unvested portion of LTIP units granted on January 14, 2019 in connection with our bonus exchange program, with vesting on February 15, 2022, subject to continued employment.
(10)	Represents the LTIP units granted to Mr. Paes on June 3, 2019 in connection with his employment agreement, which will cliff vest on June 3, 2024, subject to continued employment.
(11)	Represents the LTIP units granted to Messrs. Paes and Brindley on February 4, 2021 in connection with their promotions, which will cliff vest on February 4, 2026, subject to continued employment.
(12)	Represents the unvested portion of LTIP units granted on January 17, 2020 in connection with our bonus exchange program, with two-thirds vesting on February 15, 2022 and the remaining one-third vesting on February 15, 2023, subject to continued employment.
(13)	Represents the LTIP units granted on January 11, 2021 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2022 and 2023, and the remaining 20.0% vesting on February 15, 2024, subject to continued employment.
(14)	Represents the AOLTIP units granted on January 11, 2021 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2022 and 2023, and the remaining 20.0% vesting on February 15, 2024, subject to continued employment.

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COMPENSATION OF EXECUTIVE OFFICERS

2021 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock that were exercised by each of our NEOs in 2021 and the aggregate number of each NEO’s shares of common stock and LTIP units that vested in 2021. The value realized on exercise is the product of (i) the closing price on the NYSE of a share of common stock on the date of exercise minus the exercise price, multiplied by (ii) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (i) the closing price on the NYSE of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (ii) the number of shares/LTIP units vesting.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Albert Behler	-	-	395,479	3,559,787
Wilbur Paes	-	-	125,331	1,128,197
Peter Brindley	-	-	72,753	654,862
Gage Johnson	-	-	38,425	345,923
David Zobel	-	-	46,233	415,988

Nonqualified Deferred Compensation in 2021

In December 2020, our Compensation Committee terminated the deferred compensation plan. As a result, no further contributions to the deferred compensation plan were made in 2021 and the amounts outstanding were paid to plan participants in December 2021, following the anniversary of the termination of the deferred compensation plan. The following table shows the details of the earnings and withdrawals/distributions during the year ended December 31, 2021, related to each NEO:

Executive	Executive Contributions in 2021 $	Aggregate Earnings in 2021 $		Aggregate Withdrawals/ Distributions $		Aggregate Balance at 12/31/2021 $
Albert Behler	-	1,951,617	(1)	(35,408,517)	(2)	$ -
Wilbur Paes	-	26,495	(1)	(583,430)	(2)	-
(1)	Amounts represent earnings credited to our deferred compensation plan with earnings based upon the investment return of assets in the rabbi trust managed by the trustee.
(2)	Amounts represent distributions made to plan participants upon the termination of the plan, and include contributions made by plan participants, and our predecessor company. The cumulative contributions made by the Company since the completion of our initial public offering in November 2014 are as follows: Mr. Behler – $1,040,394 and Mr. Paes – $450,000. The cumulative contributions made by our NEOs since the completion of our initial public offering in November 2014 were as follows: Mr. Behler - $1,000,000.

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COMPENSATION OF EXECUTIVE OFFICERS

Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler, Paes and Brindley, upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three immediately preceding fiscal years (but not less than $1,250,000 for Mr. Behler, $975,000 for Mr. Paes, which was increased from $900,000 in connection with the new agreement we entered into with on February 4, 2021 and $840,000 for Mr. Brindley); the multiple is 2 for Mr. Behler and 1 for Messrs. Paes and Brindley or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), 3 for Mr. Behler and 2 for Messrs. Paes and Brindley;
●	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;
●	a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is 2 for Mr. Behler and 1.5 for Messrs. Paes and Brindley; or, in the event such termination occurs in connection with or within two years after a change in control, 2 for Messrs. Behler, Paes and Brindley; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason,” provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason.”

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

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Each employment agreement also provides that in the event the executive’s employment is terminated on account of his death or disability, the executive or his beneficiary in the case of death will receive the following payments:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Each executive is subject to certain restrictive covenants pursuant to their employment agreements, including non-competition and non-solicitation covenants during their employment with us and for six months after termination of employment.

Executive Severance Plan

We have adopted an Executive Severance Plan for the benefit of certain specified executive officers who are not parties to (or, in some cases, who may no longer be covered by the severance provisions of) an employment agreement, including Mr. Zobel and beginning on February 4, 2021, Mr. Johnson and Ms. Berberi. In the event a participating officer is terminated by us without cause, subject to the officer signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment, this plan will provide severance benefits in the amount of the sum of the officer’s base salary, most recent cash bonus and an amount equal to the annual premium payable by us for the officer’s health and dental insurance.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been paid to our continuing NEOs in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without “cause” or by the executive for “good reason” in connection with a change in control occurring, in each case, as of December 31, 2021. The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan or deferred compensation plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Executive	Without Cause / For Good Reason $	Death/ Disability $	Change in Control (No Termination) $	Change in Control (Termination Without Cause/For Good Reason) $
Albert Behler
Bonus	1,650,000	1,650,000	-	1,650,000
Cash Severance	6,400,000	-	-	9,600,000
Vesting of LTIP Units(1)	3,006,053	3,006,053	3,006,053	3,006,053
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	586,486	1,172,972
Benefits(4)	24,882	-	-	24,882
Total(5)	11,080,935	4,656,053	3,592,539	15,453,907
Wilbur Paes
Bonus	975,000	975,000	-	975,000
Cash Severance	1,867,083	-	-	3,734,167
Vesting of LTIP Units(1)	4,614,589	4,614,589	4,614,589	4,614,589
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	164,215	328,431
Benefits(4)	54,243	-	-	72,324
Total(5)	7,510,915	5,589,589	4,778,804	9,724,511
Peter Brindley
Bonus	840,000	840,000	-	840,000
Cash Severance	1,400,000	-	-	2,800,000
Vesting of LTIP Units(1)	2,600,071	2,600,071	2,600,071	2,600,071
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	109,477	218,953
Benefits(4)	59,916	-	-	79,888
Total(5)	4,899,987	3,440,071	2,709,548	6,538,912

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Executive	Without Cause / For Good Reason $	Death/ Disability $	Change in Control (No Termination) $	Change in Control (Termination Without Cause/For Good Reason) $
Gage Johnson
Bonus	-	-	-	-
Cash Severance	702,000	-	-	702,000
Vesting of LTIP Units(1)	666,907	666,907	666,907	666,907
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	41,055	82,109
Benefits(4)	39,944	-	-	39,944
Total(6)	1,408,851	666,907	707,962	1,490,960
David Zobel
Bonus	-	-	-	-
Cash Severance	936,000	-	-	936,000
Vesting of LTIP Units(1)	807,588	807,588	807,588	807,588
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	82,108	164,217
Benefits(4)	36,162	-	-	36,162
Total(6)	1,779,750	807,588	889,696	1,943,967

(1)	For all of the executives, outstanding equity awards with time-based vesting fully vest upon a change in control, the executive’s termination upon death or disability, or termination by us without cause or by the executive for good reason. As of December 31, 2021, Messrs. Behler, Paes, Brindley, Johnson and Zobel held unvested time-based LTIP units as follows: Mr. Behler – 360,438 LTIP units; Mr. Paes – 533,308 LTIP units; Mr. Brindley – 311,759 LTIP units; Mr. Johnson – 79,965 LTIP units; and Mr. Zobel – 96,833 LTIP units. For purposes of the tables above, the value of the equity awards that vest are based on the value of unvested awards set forth in the “Outstanding Equity Awards at Fiscal Year-End 2021” table above.
(2)	All of the executives’ outstanding AOLTIP units fully vest upon a change in control, the executive’s termination upon death or disability, termination by us without cause or by the executive for good reason. Assumes that the per share value of the AOLTIP units that vest equals (i) $8.34 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2021, less (ii) the participation threshold of such AOLTIP units. Information regarding unvested AOLTIP units held by our NEOs as of December 31, 2021 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2021” table above.

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(3)	In accordance with the terms of our Performance Programs outstanding as of December 31, 2021, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, measured against prorated performance hurdles. Any LTIP units earned upon a change in control will remain subject to time-based vesting (with 50% vesting upon the determination of the number of LTIP units earned) but will be fully vested in the event of termination by us without cause or by the executive for good reason within 18 months following the change in control. Based on our TSR performance from the beginning of the respective performance period through December 31, 2021, in the event of a change in control as of December 31, 2021, our executives would have earned 9.3% of the maximum under our 2019 Performance Program and 9.6% of the maximum under our 2020 Performance Program. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us. Any LTIP units so earned will be fully vested. No amounts are included in the event of such a termination, because the executive only would have been entitled to vesting to the extent that the awards were earned based on the achievement of the performance-based vesting criteria through the end of the performance period. If an executive’s employment is terminated after the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, any LTIP units earned will be fully vested, but any LTIP units earned under our 2019 Performance Program and 2020 Performance Program generally, except in the case of termination as a result of death or disability, will not be transferable until the regular vesting date would have occurred.
(4)	Benefits payment includes a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler, 1.5 for Messrs. Paes and Brindley, and one for Messrs. Johnson and Zobel; or, in the event such termination occurs in connection with or within two years after a change in control, two for Messrs. Behler, Paes, and Brindley and one for Messrs. Johnson and Zobel.
(5)	In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
(6)	Payments under the Executive Severance Plan are subject to Messrs. Johnson and Zobel signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment.

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COMPENSATION OF EXECUTIVE OFFICERS

Pay Ratio Disclosure Rule

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Behler.

As illustrated in the table below, our 2021 PEO to median employee pay ratio was 111.25.

"PEO" 2021 Compensation	$ 9,749,500
Median Employee 2021 Compensation	$ 87,636
Ratio of PEO to Median Employee Compensation	111.25

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2021, for all individuals who were employed by us on December 31, 2021, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Compensation Committee Interlocks and Insider Participation

During 2021, the following directors, all of whom are independent directors, served on our Compensation Committee for at least part of the year: Martin Bussmann, Karin Klein, Peter Linneman, Mark Patterson and Greg Wright. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of March 1, 2022, with respect to:

●	each of our directors;
●	each of our NEOs;
●	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and
●	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of March 1, 2021 are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 1, 2022, there were 219,081,522 shares of our common stock outstanding and 22,306,109 units of our operating partnership outstanding, consisting of 17,983,351 common operating partnership units and 4,322,758 LTIP units (excluding 4,335,591 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, Suite 1801, New York, NY 10019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock		Common Stock and Units
Executive	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders
The Otto Family Group(3)	33,558,950	15.3%	33,664,073	13.9%
The Vanguard Group(4)	25,960,472	11.8%	25,960,472	10.8%
Norges Bank (The Central Bank of Norway) (5)	19,882,031	9.1%	19,882,031	8.2%
BlackRock(6)	19,272,090	8.8%	19,272,090	8.0%
Alexander Otto(7)	14,145,495	6.5%	14,145,495	5.9%
Katharina Otto-Bernstein(8)	12,274,852	5.6%	12,379,975	5.1%
Monarch Alternative Capital(9)	12,200,000	5.6%	12,200,000	5.1%

Executive Officers and Directors
Albert Behler(10)	1,477,127	*	9,818,968	4.0%
Wilbur Paes(11)	110,000	*	1,272,766	*
Peter Brindley(12)	-	*	732,270	*
Gage Johnson(13)	21,378	*	331,610	*
David Zobel(14)	-	*	337,990	*
Thomas Armbrust(15)	198,996	*	198,996	*
Martin Bussmann(16)	-	*	54,492	*
Colin Dyer(17)	-	*	33,467	*
Karin Klein(18)	-	*	54,492	*
Peter Linneman(19)	30,000	*	102,943	*
Katharina Otto-Bernstein(8)	12,274,852	5.6%	12,379,975	5.1%
Mark Patterson(20)	-	*	41,101	*
Hitoshi Saito	-	*	-	*
Greg Wright (21)	-	*	25,943	*
All directors and executive officers as a group (15 persons)(22)	14,112,353	6.4%	25,552,661	10.4%
(*)	Represents less than 1.0%
(1)	“Number of shares beneficially owned” includes shares of common stock that may be acquired by exercising stock options within 60 days of March 1, 2022 but does not include shares of common stock that may be acquired by redeeming common units in the operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by redeeming common units in the operating partnership assuming that (i) all outstanding common units in the operating partnership are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of common units in the operating partnership (excluding unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives), (iii) common units that may be acquired by converting outstanding AOLTIP units that are convertible within 60 days of March 1, 2022 and (iv) all common units in the operating partnership have been exchanged for shares of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	As of March 1, 2022, 219,081,522 shares of common stock, 17,983,351 common units in the operating partnership and 4,322,758 LTIP units were outstanding (excluding 4,335,591 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of March 1, 2022 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) any common units which such person has the right to acquire pursuant to the conversion of AOLTIP units convertible within 60 days of March 1, 2022 is deemed to be outstanding, (ii) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of common units in the operating partnership, and (iii) all common units in the operating partnership held by all persons, other than us, have been exchanged for shares of common stock.
(3)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole stockholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (7) and (8), respectively. The address for AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(4)	Based on information provided on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group. The Vanguard Group reported that they did not have any shares with sole voting power and reported shared voting power with respect to 329,866 shares, sole dispositive power with respect to 25,476,289 shares and shared dispositive power with respect to 484,183 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)	Based on information provided on a Schedule 13G/A filed with the SEC on February 10, 2021 by Norges Bank. Norges Bank reported sole voting and dispositive power with respect to 19,882,031 shares. The address for Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.
(6)	Based on information provided on a Schedule 13G/A filed with the SEC on February 3, 2022 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 16,931,838 shares and sole dispositive power with respect to 19,272,090 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)	Based on information provided on a Form 4 filed with the SEC on November 27, 2019 by Alexander Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto and AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(8)	Based in part on information provided on Form 4s filed with the SEC by Katharina Otto-Bernstein on November 27, 2019, March 13, 2020 and May 19, 2020. Katharina Otto-Bernstein has sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(9)	Based on information provided on a Schedule 13D filed with the SEC on February 25, 2022 by Monarch Alternative Capital LP. Monarch Alternative Capital LP reported shared voting power and shared dispositive power with respect to 12,200,000 shares. The address for Monarch Alternative Capital LP is 535 Madison Avenue, New York, NY 10022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(10)	Includes 1,345,315 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,379,376 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler), 1,054,653 LTIP units (of which 328,268 LTIP units are subject to vesting) and 1,907,812 common units underlying convertible AOLTIP units. 465,084 of the common units are pledged as collateral in connection with notes granted to ParkProperty Capital, LP, an entity controlled by members of the Otto family, relating to previously granted interests in our predecessor.
(11)	Includes 100,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 310,789 common units, 786,352 LTIP units (of which 547,019 LTIP units are subject to vesting), and 65,625 common units underlying convertible AOLTIP units.
(12)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 226,166 common units, 462,354 LTIP units (of which 334,217 LTIP units are subject to vesting) and 43,750 common units underlying convertible AOLTIP units. 2,501 of the common units are pledged as collateral in connection with notes granted to ParkProperty Capital, LP relating to previously granted interests in our predecessor.
(13)	Includes 21,378 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 137,331 common units, 156,495 LTIP units (of which 73,593 LTIP units are subject to vesting) and 16,406 common units underlying convertible AOLTIP units. 2,501 of the common units are pledged as collateral in connection with the notes granted to ParkProperty Capital, LP relating to previously granted interests in our predecessor.
(14)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 132,811 common units, 109,867 LTIP units and 95,312 common units underlying convertible AOLTIP units. 2,501 of the common units are pledged as collateral in connection with notes granted to ParkProperty Capital, LP relating to previously granted interests in our predecessor. David Zobel served as our Executive Vice President, Head of Acquisitions until January 20, 2022, See “Resignation and Release Agreement with David Zobel” for details.
(15)	Includes 11,731 shares of restricted stock, which are subject to vesting.
(16)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting.
(17)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting.
(18)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting.
(19)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting and 7,518 common units held jointly by Peter Linneman and his spouse, with respect to which Dr. Linneman has shared voting and dispositive power.
(20)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting.
(21)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,731 LTIP units, which are subject to vesting.
(22)	Includes 1,446,693 shares of common stock underlying exercisable stock options and 11,731 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,312,968 common units, 2,998,435 LTIP units (of which 1,433,631 LTIP units are subject to vesting) and 2,128,905 common units underlying convertible AOLTIP units. 472,587 common units are pledged as collateral in connection with notes granted to ParkProperty Capital, LP relating to previously granted interests in our predecessor.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At the 2016 annual meeting of stockholders which was held on May 19, 2016, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal as well as other factors, and currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year pending the results of this year’s required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote “FOR” this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(2) of the Exchange Act enables our stockholders to vote on a non-binding advisory basis on how frequently we will submit “say-on-pay” proposals, similar to Proposal 2, to our stockholders in the future. Our stockholders have the following three alternatives to choose from: (1) every year (“1 YEAR” on the proxy card), (2) every two years (“2 YEARS” on the proxy card) or (3) every three years (“3 YEARS” on the proxy card). In addition, our stockholders may choose to abstain from voting on this proposal.

The Board unanimously recommends a vote for EVERY YEAR (“1 YEAR” on the proxy card) as the frequency for future non-binding advisory votes on the compensation of our named executive officers.

Our Board believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is preferable. Annual votes will provide the Company with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in the Company’s proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee re-evaluates the compensation of our named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide the Company with the clearest and most timely feedback of the three options. This feedback may then be considered by the Compensation Committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on the Company.

The votes that are the subject of this proposal are all non-binding, advisory votes, and therefore will not have any binding legal effect on the Company or our Board. However, our Board does intend to take the results of the vote on this proposal into account in its decision regarding the frequency with which the Company submits say-on-pay proposals in the future.

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PROPOSAL 4: APPROVAL OF OUR FIFTH AMENDED AND RESTATED BYLAWS TO ALLOW OUR BYLAWS TO BE AMENDED BY OUR STOCKHOLDERS

We are asking our stockholders to approve amendments to our bylaws to allow our bylaws to be amended by our stockholders.

Background

As permitted by the MGCL, Article XIII of our bylaws currently provides that the Board shall have the exclusive power to alter, amend or repeal the bylaws, provided that certain sections of the bylaws, including Article XIII, may not be altered, amended or repealed by the Board unless the Board shall also obtain the approval of our stockholders. Consequently, for stockholders to have the right to amend our bylaws, our stockholders are required to approve amendments to our bylaws.

Each year since ISS first announced its position that stockholders should be able to amend company bylaws, our Nominating and Corporate Governance Committee has considered, among other things, the positions taken by ISS and other proxy advisory firms on this issue and the preferences expressed by our stockholders. As a result of our continued stockholder engagement efforts and our commitment to corporate governance, the Nominating and Corporate Governance Committee recommended, and our Board accepted the recommendation, that Article XIII of our bylaws be revised to permit our stockholders, as well as the Board, to amend our bylaws.

The Board adopted our Fifth Amended and Restated Bylaws to permit stockholders to amend our bylaws under certain circumstances, and has recommended that our stockholders approve our Fifth Amended and Restated Bylaws at our annual meeting. Our Fifth Amended and Restated Bylaws would permit our stockholders, to the extent permitted by law, to amend our Fifth Amended and Restated Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter pursuant to a binding proposal submitted by a stockholder that (i) owned shares of our common stock in the amount and for the duration of time specified in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, on the date the bylaw proposal is delivered or mailed to and received by our Secretary in accordance with our Fifth Amended and Restated Bylaws Amended and Restated Bylaws and (ii) continuously owns such shares through the date of the annual or special meeting of stockholders where such proposal will be considered. The foregoing right to amend our Fifth Amended and Restated Bylaws would be subject to additional eligibility, procedural and disclosure requirements set forth in Article XIII of our Fifth Amended and Restated Bylaws.

Text and Effectiveness of Proposed Amendments

The summary of the proposed Fifth Amended and Restated Bylaws set forth above is qualified in its entirety by the text of the proposed Fifth Amended and Restated Bylaws attached as Appendix A to this proxy statement. Additions of text are indicated by underlining, and text that will be deleted is stricken through. Our Fifth Amended and Restated Bylaws also consolidates prior amendments to our bylaws and such amendments are not shown as additions or deletions.

Assuming stockholder approval, our Fifth Amended and Restated Bylaws shall be effective as of the date of stockholder approval. If our stockholders do not approve our Fifth Amended and Restated Bylaws our bylaws will not be amended and, subject to the limited restrictions set forth therein, our Board would continue to have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

The Board unanimously recommends a vote “FOR” the approval of our Fifth Amended and Restated Bylaws.

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PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2022 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by Deloitte & Touche LLP for professional services rendered to us for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees	$ 939,800	$ 924,800
Audit-Related Fees	1,386,000	1,341,700
Tax Fees	11,653	39,650
Total	$ 2,337,453	$ 2,306,150

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

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PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

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AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2021 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2021;
2.	the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
3.	the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Submitted by our Audit Committee

Peter Linneman (Chairman)

Colin Dyer

Karin Klein

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management, leasing, reporting or other services for certain properties or business entities owned by members of the Otto family, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2021, we received fees of $1,726,000 pursuant to these agreements, including $1,292,000 from the agreement relating to property management, construction and leasing for the Commercial National Bank Building. The property management agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year. The other management agreements automatically renew for annual terms unless terminated by either party by giving thirty days written notice to the other before the end of any calendar year.

1633 Broadway Lease

Our predecessor leased 3,330 square feet of space in 1633 Broadway to ParkProperty Capital, LP at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. The term of the lease originally extended through the beginning of 2020 and is now on a month-to-month basis. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space. For the year ended December 31, 2021, we recognized $213,000 of rental income from this lease.

Mannheim Trust

Dr. Martin Bussmann (a member of our Board of Directors) is also a trustee and a director of Mannheim Trust, a subsidiary of which leases 5,593 square feet at 712 Fifth Avenue, our 50.0% owned unconsolidated joint venture. The Mannheim Trust is for the benefit of his children. For the year ended December 31, 2021, we recognized $362,000 for our share of rental income from this lease.

Hamburg Trust Consulting HTC GmbH

We have engaged Hamburg Trust Consulting HTC GmbH (“HTC”), a licensed broker in Germany, to supervise selling efforts for our joint ventures and private equity real estate funds (or investments in feeder vehicles for these funds) to investors in Germany. Pursuant to this engagement, which was begun by our predecessor, we have agreed to pay HTC for the costs incurred plus a mark-up of 10%. HTC is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. We paid or accrued $645,000 for fees and expense reimbursements due to HTC for the services it provided during 2021.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Waiver of Ownership Limit

Our charter prohibits any person or entity from actually or constructively owning shares in excess of 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or in excess of 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock. In connection with our initial public offering, we granted a waiver from this ownership limit to the Otto family which was initially at 22.0% of our outstanding common stock in the aggregate and which as of March 18, 2019 was at 17.47% of our outstanding common stock in the aggregate. In connection with the amendment and restatement of our charter approved at our 2019 annual meeting of stockholders, our Board approved an amendment of the Otto family waiver to increase the ownership limit from 17.47% to 21.0%.

Review and Approval of Future Transactions with Related Persons

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy, included as part of our Corporate Governance Guidelines, for the review, approval or ratification of any related person transaction. This policy provides that all related person transactions must be reviewed and approved by a majority of the independent and disinterested directors on our Board reasonably in advance of us or any of our subsidiaries entering into the transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. This policy was followed for all of the applicable related person transactions described above for which there was new activity during the 2021 fiscal year.

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OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Director Nominations for Inclusion in our 2023 Proxy Materials (Proxy Access)

The proxy access provision of our bylaws permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the number of members then serving on our Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Assuming that our 2023 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2022 annual meeting, we must receive your notice of a proxy access nomination for the 2023 annual meeting no earlier than November 1, 2022, and no later than 5:00 p.m., New York time, on November 30, 2022.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 annual meeting must submit their proposals to our Corporate Secretary on or before November 30, 2022.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

●	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
●	not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2023 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2022 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2023 annual meeting no earlier than November 1, 2022 and no later than 5:00 p.m., New York time, on November 30, 2022.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC's universal proxy rules (once effective), stockholders who intend to solicit their proxies in support of director nominees other than our Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

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OTHER MATTERS

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership or do not arrive at least 20 minutes in advance, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted and should plan to arrive no later than 20 minutes prior to the scheduled time to allow the Inspector of Elections or his designee to check your credentials. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. The Company reserves its right to not seat any stockholder, proxy or other attendee who did not arrive 20 minutes in advance and is not seated 10 minutes prior to the scheduled start of the meeting with social distancing protocols and local health laws to be followed.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Meeting Contingency Plans Based on Covid-19

Since becoming a public company, our intention has always been to hold our annual meetings in person. However, we are actively monitoring information about the coronavirus (COVID-19), and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible, or we deem it inadvisable to hold the annual meeting in person or at the originally scheduled time and location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

Please monitor our website at www.pgre.com for updated information. If we decide to hold the meeting solely by means of remote communication, you will be able to attend our annual meeting through a link at this location on our website using your control number, which is included in the proxy card sent to you or, if you are a beneficial owner who did not receive such number, may be obtained upon request to the broker, bank, or other nominee that holds your shares. As always, we strongly encourage you to vote your shares by proxy prior to the annual meeting.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

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By Order of our Board of Directors

Gage Johnson

Senior Vice President, General Counsel and Secretary

New York, New York

●, 2022

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Set forth below is the text of the Proposed Fifth Amended and Restated bylaws, with deletion indicated by strike out and additions indicated by underlining:

FIFTH ~~FOURTH~~ AMENDED AND RESTATED BYLAWS OF PARAMOUNT GROUP, INC.

article I- OFFICES
1.1Principal Office. The principal office of Paramount Group, Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the Corporation’s Board of Directors may designate.
1.2Additional Offices. The Corporation may have additional offices, including a principal executive office, and places of business at such other places, within or without the State of Maryland, as the Board of Directors may from time to time determine or the business of the Corporation may require.
article II- MEETINGS OF STOCKHOLDERS
2.1Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these bylaws and designated in the notice of the meeting.
2.2Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any other business which may properly come before such meeting shall be held at such time and place and on such date as may be set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid act of the Corporation.
2.3Special Meetings.
2.3.1General. The Chairman of the Board of Directors, Chief Executive Officer, President or Board of Directors may call a special meeting of the stockholders. Except as provided in subsection 2.3.2(d) of this Section 2.3, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman of the Board of Directors, Chief Executive Officer, President or Board of Directors, whoever has called the meeting. Subject to subsection 2.3.2 of this Section 2.3, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
2.3.2Stockholder-Requested Special Meeting.
(a)Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors (or the election of each such individual, if applicable) in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act

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of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary. The Record Date Request Notice shall be subject to the requirements of subsections (c), (d) and (f) of Section 2.11.1.
(b)In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder, and (C) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by each such stockholder, (iv) be sent to the Secretary by registered mail, return receipt requested, and (v) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
(c)The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b) of this Section 2.3.2, the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(d)Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder-Requested Meeting”) shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); provided, further, that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time in the location of the Corporation’s principal executive office (“Local Time”) on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; provided, further, that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (c) of this Section 2.3.2.

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(e)If written revocations of the Special Meeting Request have been delivered to the Secretary by requesting stockholders and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting, or for the chairman of the meeting to adjourn the meeting without action on the matter, then (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(f)The Chairman of the Board of Directors, Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(g)For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.
2.4Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 2.11.1 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a

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public announcement (as defined in Section 2.11.3(c) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

2.5Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, one of the following officers present at the meeting in the following order: the Vice Chairman of the Board of Directors, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting subject to applicable notice requirements, if any; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure..

2.6Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute, the charter of the Corporation or these bylaws for the vote necessary for the approval of any matter. If, however, such quorum shall not be established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

2.7Voting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the charter and these bylaws, to the extent applicable, and applicable law and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not

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be permitted to vote against a nominee. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative voting. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the charter or these bylaws. Unless otherwise provided in the charter or these bylaws or expressly required by the Maryland General Corporation Law (“MGCL”), each share of stock of the Corporation outstanding shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
2.8Proxies. A stockholder may cast the votes that the stockholder is entitled to cast either in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.
2.9Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, a managing member, trustee or other duly authorized officer or agent thereof, as the case may be, or a proxy appointed by any of the foregoing individuals. The Corporation may request such documentation as it deems necessary to establish the authority of any such individual to vote such stock. Any director or other fiduciary may vote stock registered in his or her name in such capacity, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

2.10Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
2.11Nominations and Proposals by Stockholders.
2.11.1Annual Meetings of Stockholders.
(a)Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.11.1 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.11.1, (iii) by any Eligible Stockholder (as defined in Section 2.15(a)(i) of this Article II) who has complied with the procedures set forth in Section 2.15 of this Article II, or (iv) to the extent required by other applicable law by the persons and subject to the applicable requirements provided for therein.
(b)For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.11.1(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of such other business, must otherwise be a

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proper matter for action by the stockholders. For the first annual meeting, a stockholder’s notice shall be timely if it sets forth all information required under this Section 2.11.1 and is delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day after public announcement of the date of such meeting is first made. For all subsequent annual meetings, a stockholder’s notice shall be timely if it sets forth all information required under this Section 2.11.1 and is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Local Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Local Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(c)Such stockholder’s notice shall set forth:
(i)as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;
(ii)as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
(iii)as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A)the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series, and
(D)whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person is subject to or during the last six months has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or to increase or decrease the

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voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Company Securities;
(iv)as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (c) of this Section 2.11.1 and any Proposed Nominee;
(A)the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and
(B)the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
(v)to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting any Proposed Nominee or the proposal of other business on the date of such stockholder’s notice.
(d)Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (A) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (B) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are traded or over-the-counter market on which any securities of the Corporation are traded).
(e)Notwithstanding anything in this subsection (e) of this Section 2.11.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Local Time, on the tenth day following the day on which such public announcement to stockholders is first made by the Corporation.
(f)For purposes of this Section 2.11.1, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
2.11.2Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which one or more directors are to be elected only (a) by or at the direction of the Board of Directors or (b) by a stockholder that has requested that a special meeting be called for the election of one or more directors in compliance with Section 2.3 of this Article II, but only with respect to an individual identified as a proposed nominee in the Record Date Request Notice submitted with respect to such special meeting.
2.11.3General.

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(a)If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (ii) a written update of any information submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.
(b)Only such individuals who are nominated in accordance with this Section 2.11 or Section 2.15, as applicable, shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11 or Section 2.15, as applicable.
(c)“Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(d)Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
(e)Nothing in this Section 2.11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act.
2.12Control Share Acquisition Act. Notwithstanding any other provision of the charter or these bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any and all acquisitions by any person of shares of stock of the Corporation.
2.13Voting by Ballot. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any stockholder shall demand that voting be by ballot.
2.14Business Combinations. By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of these bylaws, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Title 3, Subtitle 6 of the MGCL, including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the Board of Directors that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person, whether identified specifically, generally or by type from the provisions of Title 3, Subtitle 6 of the MGCL

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without the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation.

2.15 Proxy Access Rights.

(a)	Proxy Access Nomination

(i)	Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, nominations of individuals for election to the Board of Directors at such annual meeting may be made by a stockholder or group of no more than 20 stockholders that satisfy the requirements of this Section 2.15 (as further qualified by the provisions of this Section 2.15, any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 2.15 are separate from, and in addition to, the nomination provisions set forth in Section 2.11 of this Article II. Subject to the provisions of this Section 2.15 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 2.15.

(ii)	For purposes of this Section 2.15, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these bylaws, by the Charter and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed; and (B) the written statement, if any, consisting of 500 words or less delivered by the Eligible Stockholder pursuant to Section 2.15(d)(iv) in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the Corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the Secretary of the Corporation a Statement within the time period specified in this Section 2.15 for delivering the Notice of Proxy Access Nomination, the Eligible Stockholder will be deemed to have not provided the Statement and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) if the Corporation believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

(b)	Notice Requirements

(i)	In order to nominate a Stockholder Nominee pursuant to this Section 2.15, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 2.15, provide to the Secretary of the Corporation, a written notice expressly nominating its Stockholder Nominee(s)

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and electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.15 that complies with the requirements set forth in this Section 2.15 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 2.15, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Local Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, Notice of Proxy Access Nomination by the Eligible Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Local Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 2.15. For purposes of this Section 2.15, “public announcement” shall have the meaning given to such term in 2.11.3(c) of this Article II.

(ii)	In order to nominate a Stockholder Nominee pursuant to this Section 2.15, an Eligible Stockholder providing the Required Information within the time period specified in Section 2.15(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten Business Days prior to such annual meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m., Local Time, on the fifth Business Day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m., Local Time, on the fifth Business Day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting).

(iii)	In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.

(c)	Maximum Number of Stockholder Nominees

(i)	The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%; provided, that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will be reduced by (i) the number of Stockholder

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Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (ii) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders entered into after February 18, 2022 (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the Corporation by such stockholder or group of stockholders) and (iii) the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors with respect to any of the preceding two annual meetings based on a nomination by one or more stockholders pursuant to Section 2.11 or this Section 2.15.

(ii)	Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of Stockholder Nominees provided for in Section 2.15(c)(i) (including by operation of Section 2.15(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 for an annual meeting exceeds the maximum number of Stockholder Nominees provided for in Section 2.15(c)(i) (including by operation of Section 2.15(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 2.15 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 2.15 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 2.15 is reached. The Stockholder Nominees initially selected in accordance with this Section 2.15(c)(ii) will be the only Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 2.15. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 2.15(c)(ii) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the Corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 2.15 by the Eligible Stockholder or the Eligible Stockholder’s withdrawal of the nomination, then, in each case, no additional Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 2.15.

(iii)	If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible to be nominated or included in the

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Corporation’s proxy materials pursuant to this Section 2.15 shall be calculated based on the number of directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 2.15 as a result of the operation of this Section 2.15(c)(iii) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.

(d)	Stockholder Eligibility

(i)	For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (II) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(III) above, and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(ii)	In order to make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Corporation in accordance with this Section 2.15 and the close of business

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on the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date (and any postponement or adjournment thereof); provided, that, up to, but not more than, 20 individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 2.15, the “Required Ownership Percentage” is 3% or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three years.

(iii)	Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of stockholders in a group, a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 2.15, a Qualifying Fund Family whose stock ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Stockholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.

(iv)	In addition to providing the Notice of Proxy Access Nomination in accordance with Section 2.15(b)(i) above, in order to nominate a Stockholder Nominee pursuant to this Section 2.15, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary of the Corporation within the time period specified in this Section 2.15 for delivering the Notice of Proxy Access Nomination:

(A)	one or more written statements from the record holders of the Required Shares or from the intermediaries through which the Required Shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 2.15(b)(ii) within the time periods set forth therein;

(B)	a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);

(C)	the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be

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set forth in a stockholder’s notice, or provided to the Corporation in order to nominate an individual for election as a director, pursuant to Section 2.11 of this Article II;

(D)	the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(E)	in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders that is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the Corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder, including, without limitation, the withdrawal of such nomination;

(F)	an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G)	an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to this Section 2.15 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(H)	a representation (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.15, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 2.15 and (VII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I)	a written undertaking (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the

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Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 2.15, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 2.15.

In connection with Section 2.15(d)(iv)(A), if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by Section 2.15(d)(iv)(A) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(e)	Stockholder Nominee Requirements

(i)	Notwithstanding anything in these bylaws to the contrary, the Corporation shall not be required to include, pursuant to this Section 2.15, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 2.15) for any annual meeting of stockholders (A) for which the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for nominees for director set forth in Section 2.11 of this Article II, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of common stock of the Corporation are listed; (F) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (G) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these bylaws, the Charter, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (H) who provides any information to the Corporation or its stockholders required or requested pursuant to any provision of these bylaws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes

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any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (I) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (J) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (K) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (L) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (M) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 2.15.

(ii)	Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (B) does not receive a number of “for” votes equal to at least 25% of the number of shares present and entitled to vote for the election of directors, will be ineligible for nomination or inclusion in the Corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 2.15 for the next two annual meetings of stockholders.

(iii)	Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 2.15 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 2.15 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 2.15, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 2.15 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2.15 in any material respect, then such nomination shall not be considered at the applicable annual meeting. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the applicable annual meeting to present any nomination of the Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.15. For purposes of this Section 2.15, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.15, the presiding officer shall so declare at the applicable annual meeting and ballots shall be provided for use at such meeting with respect to such Stockholder Nominee.

(f)	This Section 2.15 provides the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 2.15 will not also be deemed to constitute compliance with the procedures set forth in, or notice pursuant to, Section 2.11 of this Article II.

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(g)	For the avoidance of doubt, the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(h)	For purposes of this Section 2.15, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.15 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
article III- DIRECTORS
3.1General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
3.2Outside Activities. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those relating to the Corporation.
3.3Number and Tenure. The number of directors shall initially be two. A majority of the entire Board of Directors may establish, increase or decrease the number of directors; provided, however, that the number thereof shall never be less than the minimum number required by the MGCL nor, except as set forth below and in the charter, more than nine; provided, further, that the tenure of office of a director shall not be affected by any decrease in the number of directors and, following the removal of a director, the Board of Directors may reduce the number of directors to eliminate the directorship previously held by such director. Notwithstanding the foregoing, for avoidance of doubt, if the number of directors of the Corporation is decreased as of the end of the then current term of one or more directors, then any such directors who are not reelected for subsequent terms shall cease to be directors of the Corporation as of the end of the current term; provided that if the total number of directors elected for a subsequent term is less than the total number of directorships up for election, then the terms of the directors who were not reelected will continue until their successors are elected; provided further that the number of directors who were not reelected whose terms will continue as set forth above may not exceed the difference obtained by subtracting the total number of directors elected for a subsequent term from the total number of directorships up for election, and if the number of directors who were not reelected exceeds such difference, then only the terms of such directors who were nominated by the Board of Directors for reelection will continue. During any period when the holders of one or more classes or series of preferred stock of the Corporation shall have the right, voting separately or together with holders of one or more other classes or series of preferred stock of the Corporation, to elect additional directors as provided for or fixed pursuant to the provisions of Article V of the charter, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article V of the charter, whenever the holders of any such classes or series of preferred stock of the Corporation having such right to elect additional directors are divested of such right pursuant to the provisions of

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such stock, the terms of office of all such additional directors shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.
3.4Annual and Regular Meetings. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of stockholders, with no notice other than this bylaw provision being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.
3.5Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
3.6Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail, with postage thereon prepaid, or courier to each director at his or her business or residence address. Notice by personal delivery, by telephone, facsimile transmission or electronic mail shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be given at least two days prior to the meeting and shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer back indicating receipt. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these bylaws.
3.7Quorum. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, however, that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice; provided, further, that if, pursuant to applicable law, the charter or these bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or, if greater, the other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

3.8Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a lesser or greater proportion is required for such action by applicable law, the charter or these bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these bylaws.
3.9Chairman of the Board of Directors. The Board of Directors shall designate a Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a director and may, but need not be, an officer

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of the Corporation. The Chairman of the Board of Directors shall preside, when present, at all meetings of the Board of Directors. The Chairman of the Board of Directors shall have such other powers and shall perform such other duties as may be assigned to him or her by these bylaws or the Board of Directors.
3.10Conduct of Meetings. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board of Directors, or, in the absence of the Chairman, the Vice Chairman of the Board of Directors, if any, or in the absence of both the Chairman and Vice Chairman of the Board of Directors, by a member of the Board of Directors selected by the members present. An individual designated by the presiding officer of the meeting or, in the absence of such appointment or appointed individual, the Secretary or, in his or her absence, an Assistant Secretary of the Corporation shall act as Secretary at all meetings of the Board of Directors.
3.11Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
3.12Consent by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.
3.13Resignations. Any director may resign from the Board of Directors or any committee thereof at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, which may be on or after the time of the resignation, or if no time be specified, at the time of the receipt of such resignation by the Board of Directors, the Chairman of the Board of Directors or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
3.14Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these bylaws or the powers of the remaining directors hereunder.  Except as may be provided for or fixed pursuant to the provisions of Article V of the charter with respect to directors that the holders of one or more classes or series of preferred stock of the Corporation shall have the right to elect, any and all vacancies on the Board of Directors resulting from any cause, including, without limitation (i) the death, retirement, resignation or removal of a director or (ii) an increase in the number of directors on the Board of Directors pursuant to these bylaws may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any such director elected to fill such a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
3.15Compensation. Directors may receive compensation for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they performed or engaged in as directors; and nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
3.16Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation or any subsidiary thereof whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

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3.17Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
3.18Emergency Provisions. Notwithstanding any other provision in the charter or these bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
article IV- COMMITTEES
4.1Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee, an Investment Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
4.2Powers. The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law, the charter, or these bylaws.
4.3Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.
4.4Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
4.5Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and such consent is filed with the minutes of proceedings of such committee.
4.6Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

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article V- OFFICERS
5.1General Provisions. The officers of the Corporation shall include a President, a Secretary and a Treasurer and may include a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles, powers and duties as are determined from time to time. The officers of the Corporation shall be elected or appointed by the Board of Directors or the Chief Executive Officer. Each officer shall hold office until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. In the event of the absence or disability of any officer, the Board of Directors or the Chief Executive Officer may designate another officer to act temporarily in place of such absent or disabled officer.
5.2Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors or the Chief Executive Officer (except that the Chief Financial Officer may only be removed by the Board of Directors), if, in his, her or its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation or such officer.
5.3Vacancies. A vacancy in any office may be filled by the Board of Directors or the Chief Executive Officer.
5.4Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.
5.5Chief Operating Officer. The Board of Directors or Chief Executive Officer may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.
5.6Chief Financial Officer. The Board of Directors or Chief Executive Officer may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.
5.7President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or Chief Executive Officer from time to time.

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5.8Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, as Senior Vice President, or as Vice President for particular areas of responsibility.
5.9Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.
5.10Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or Chief Executive Officer and in general perform such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President or the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper voucher for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

5.11Assistant Secretaries; Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, (a) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer’s absence and (b) shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.
5.12Compensation. The salaries and other compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.
article VI- CONTRACTS, LOANS, CHECKS AND DEPOSITS
6.1Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation if authorized or ratified, generally or specifically, by action of the Board of Directors and executed by an authorized person.
6.2Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
6.3Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Directors may determine.

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article VII- STOCK
7.1Certificates. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
7.2Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares of stock is subject to the determination of the Board of Directors that such shares of stock shall no longer to be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter and all of the terms and conditions contained therein.

7.3Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
7.4Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this Section 7.4, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

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7.5Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
7.6Fractional Stock; Issuance of Units. The Board of Directors may authorize the Corporation to issue fractional stock or scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
article VIII- ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

article IX- DISTRIBUTIONS
9.1Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of applicable law and the charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of applicable law and the charter.
9.2Contingencies. Before payment of any dividends or other distributions, there may be set aside (but there is no duty to set aside) out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
article X- SEAL
10.1Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
10.2Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
article XI- INDEMNIFICATION AND ADVANCE OF EXPENSES
11.1Indemnification to the Extent Permitted by Law.
(a)The Corporation shall, to the maximum extent permitted by Maryland law as in effect from time to time, subject to Section 11.1(c), indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses (including legal fees) in advance of final disposition of a proceeding to, (i) any individual who is a present or former director of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding, by reason of his or her

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service in that capacity. The rights to indemnification and advance of expenses provided by the charter and these bylaws shall vest immediately upon election of a director.
(b)In addition to and not in limitation of the provisions of Section 11.1(a), the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to (i) an individual who served a predecessor of the Corporation in any of the capacities described in (a)(i) or (a)(ii) above, (ii) any officer, employee or agent of the Corporation or any of its subsidiaries or a predecessor of the Corporation or (iii) any officer, employee or agent who, at the request of the Corporation, serves or has served in any of the capacities described in (a)(ii) above. For purposes of this Article XI, each individual entitled to indemnification and advancement of expenses as set forth in Sections 11.1(a)(i) or (a)(ii), or, as set forth in this Section 11(b), each individual the Corporation may, with the approval of the Board of Directors, provide with indemnification and advancement of expenses, is referred to as an “Indemnitee.”
(c)Notwithstanding any other provision of this Article XI, Section 11.1(a) shall not entitle an Indemnitee to indemnification for any judgments, penalties, fines and amounts paid in settlement in a proceeding described in Section 11.1(a), in whole or in part, for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; provided, however, the Corporation shall pay expenses, as described Section 11.1(a), incurred by the Indemnitee in connection with any such proceeding.
(d)Neither the amendment nor repeal of this Article XI, nor the adoption or amendment of any other provision of the bylaws or charter inconsistent with this Article XI, shall eliminate or reduce the protection afforded by this Article XI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
11.2Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any Indemnitee against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.
11.3Non-Exclusive Right to Indemnify; Heirs and Personal Representatives. The indemnification and payment or reimbursement of expenses provided in these bylaws shall not be deemed exclusive of or limit in any way the rights to which any person seeking indemnification or reimbursement of expenses may become entitled to under any bylaw, regulation, insurance agreement or otherwise. The rights to indemnification set forth in this Article XI are in addition to all rights which any Indemnitee may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnitee.
11.4No Limitation. In addition to any indemnification permitted by these bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article XI shall not limit the Corporation’s power to indemnify against liabilities not arising from a person’s serving the Corporation as a director, officer, employee or agent.
article XII- WAIVER OF NOTICE

Whenever any notice of any meeting is required to be given pursuant to the charter or these bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any such meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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article XIII- AMENDMENT OF BYLAWS

The Board of Directors shall have the ~~exclusive~~ power to alter, amend or repeal these bylaws or any altered or new bylaws adopted in the future and to adopt new bylaw provisions, provided that Sections 2.12 and 2.14 of Article II of these bylaws and this ~~sentence~~proviso may not be altered, amended or repealed by the Board of Directors unless it shall also obtain the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation at a meeting of stockholders duly called and ~~of~~at which a quorum is present. In addition, to the extent permitted by law, the stockholders of the Corporation, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, may alter, amend or repeal any provision of these bylaws or any altered or new bylaws adopted in the future and adopt new bylaw provisions pursuant to a binding proposal that is submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by a stockholder (that provides a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of, with respect to an annual meeting of stockholders, Section 2.11 of Article II of these bylaws or, with respect to a special meeting of stockholders, Section 2.3 of Article II of these bylaws (the “Notice of Bylaw Amendment Proposal”)) (i) that owned shares of common stock of the Corporation in the amount and for the duration of time specified in Rule 14a-8 under the Exchange Act on the date the Notice of Bylaw Amendment Proposal is delivered or mailed to and received by the Secretary of the Corporation in accordance with Section 2.3 and Section 2.11 of Article II of these bylaws, as applicable; and (ii) continuously owns such shares of common stock of the Corporation through the date of such annual meeting or special meeting of stockholders (and any postponement or adjournment thereof).

As used in this Article XIII, the term “owned” shall have the meaning given thereto in Section 2.15(d)(i) of Article II of these bylaws, except that any reference to an “Eligible Stockholder” in the definition of “owned” shall be deemed to be a reference to the applicable stockholder referred to in this Article XIII. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, in its sole discretion article XIV- MISCELLANEOUS
14.1Severability. If any provision of these bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of these bylaws in any jurisdiction.
14.2Voting Stock in Other Companies. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
14.3Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.
article XV– EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, shall be the sole and exclusive forum for:

(a) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under federal securities laws;

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(b) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, or (ii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the charter of the Corporation or these bylaws; or

(c) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.

None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

As the Corporation would be irreparably harmed by any action filed in violation of this ARTICLE XV and could not be adequately compensated by monetary damages alone, the Corporation shall be entitled to specific performance of this ARTICLE XV and to temporary, preliminary and permanent injunctive relief to specifically enforce the terms of this ARTICLE XV and to prevent any breaches thereof.

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VIEW MATERIALS & VOTE w SCAN TO PARAMOUNT GROUP, INC. 1633 BROADWAY, SUITE 1801 NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D72767-P66960 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PARAMOUNT GROUP, INC. The Board of Directors recommends you vote FOR all nominees listed: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Albert Behler The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 1b. Thomas Armbrust 3. Recommendation, by a non-binding advisory vote, on the frequency of named executive officer compensation votes. ! ! For ! Against ! Abstain 1c. Martin Bussmann 1d. Karin Klein The Board of Directors recommends you vote FOR the following proposals: ! ! ! 1e. Peter Linneman 4. Approval of our Fifth Amended and Restated Bylaws to allow our bylaws to be amended by our stockholders. 1f. Katharina Otto-Bernstein 5. Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. ! ! ! 1g. Mark Patterson 1h. Hitoshi Saito NOTE: The proxies are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. 1i. Greg Wright The undersigned hereby acknowledge(s) receipt of a copy of the Notice of the 2022 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, and revoke(s) any proxy or proxies heretofore given with respect to the 2022 Annual Meeting. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Do not mail your proxy card if you vote by telephone or Internet. D72768-P66960 PARAMOUNT GROUP, INC. Annual Meeting of Stockholders To be Held on May 12, 2022 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Albert Behler and Wilbur Paes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 16, 2022, at the Annual Meeting of Stockholders to be held at 10:00 a.m., EDT on May 12, 2022, at The Whitby Hotel, 18 West 56th Street, New York, New York, and any adjournment or postponement thereof. Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This proxy will remain valid regardless of any such changes. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" all nominees for director, "For" the approval, on a non-binding advisory basis, of our named executive officer compensation, for the "1 Year" frequency of a non-binding advisory vote to approve our named executive officer compensation, "For" the approval of our Fifth Amended and Restated Bylaws, and "For" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Continued and to be signed on reverse side